                                                                   EXHIBIT 10.56

                                                                  EXECUTION COPY


                ------------------------------------------------


                            STOCK PURCHASE AGREEMENT


                                      among


                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,


                            INSURANCE PARTNERS, L.P.,


                   INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.


                                       AND


                            CAPITAL Z PARTNERS, LTD.


                   ------------------------------------------

                             Dated as of May 5, 1998

                   ------------------------------------------

                                                                                    Page
                                                                                    ----
                                   TABLE OF CONTENTS
ARTICLE I      THE TRANSACTIONS.................................................      2
        1.1    Purchase and Sale................................................      2
        1.2    Closing Matters..................................................      2
        1.3    The Closing......................................................      2
        1.4    Commitment Fee...................................................      3
        1.5    Transaction Fee..................................................      3
        1.6    Additional Fee...................................................      3

ARTICLE II     REPRESENTATIONS AND WARRANTIES
               OF THE PURCHASERS................................................      4
        2.1    Organization.....................................................      4
        2.2    Authority........................................................      4
        2.3    No Violation.....................................................      5
        2.4    Brokers..........................................................      5
        2.5    Funds Available..................................................      6
        2.6    Securities Act Representation....................................      6

ARTICLE III    REPRESENTATIONS AND WARRANTIES
               OF THE COMPANY...................................................      6
        3.1    Corporate Organization...........................................      6
        3.2    Capital Stock....................................................      6
        3.3    Newly Issued Shares..............................................      7
        3.4    Authority........................................................      7
        3.5    No Violation.....................................................      8
        3.6    SEC Filings......................................................      9
        3.7    Litigation.......................................................     10
        3.8    Compliance with Laws.............................................     10
        3.9    No Material Adverse Change; Ordinary Course of Business..........     11
        3.10   Private Offering.................................................     11
        3.11   Taxes............................................................     11
        3.12   Brokers..........................................................     12
        3.13   Fairness Opinion.................................................     12

ARTICLE IV     COVENANTS AND AGREEMENTS.........................................     12
        4.1    Proxy Statement and Meeting of Company's Stockholders............     12
        4.2    Standstill.......................................................     13
        4.3    Transfer of Shares...............................................     15
        4.4    Rights Offering; Debt Offering...................................     16
        4.5    Best Efforts.....................................................     17

                                                                                    Page
                                                                                    ----
        4.6    Indemnification by the Company...................................     17
        4.7    Indemnification by the Purchasers................................     18
        4.8    Consents.........................................................     19
        4.9    Use of Proceeds..................................................     19
        4.10   HSR Reports......................................................     19
        4.11   Exclusivity......................................................     19
        4.12   SEC Filings......................................................     19
        4.13   Amendment of Purchase Agreement..................................     20
        4.14   Rights Offering Notice...........................................     20

ARTICLE V      CONDITIONS PRECEDENT.............................................     20
        5.1    Conditions to Each Party's Obligations...........................     20
        5.2    Conditions to the Obligations of the Company.....................     20
        5.3    Conditions to the Obligations of Purchasers......................     21

ARTICLE VI     MISCELLANEOUS....................................................     23
        6.1    Termination......................................................     23
        6.2    Amendment........................................................     23
        6.3    Waiver...........................................................     23
        6.4    Survival.........................................................     23
        6.5    Notices..........................................................     23
        6.6    Headings; Agreement..............................................     24
        6.7    Publicity........................................................     25
        6.8    Entire Agreement.................................................     25
        6.9    Conveyance Taxes.................................................     25
        6.10   Assignment.......................................................     25
        6.11   Counterparts.....................................................     26
        6.12   Governing Law....................................................     26
        6.13   Third Party Beneficiaries........................................     26
        6.14   Costs and Expenses...............................................     26

EXHIBITS

Exhibit A-1    Purchasers of the Shares of Common Stock
Exhibit A-2    Warrants
Exhibit A-3    Transaction Fee
Exhibit B      Form of Warrant
Exhibit C      Form of Amended and Restated Registration Rights Agreement

                            STOCK PURCHASE AGREEMENT

               STOCK PURCHASE AGREEMENT ("Agreement") dated as of May 5, 1998 by and among Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), Insurance Partners, L.P., a Delaware limited partnership ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda"), and Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z", and together with IP Delaware and IP Bermuda, the "Purchasers").

                                R E C I T A L S:

               WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to issue and sell to the Purchasers, the number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company as is set forth in Section 1.1 below, on the terms and subject to the conditions set forth herein;

               WHEREAS, concurrently with the execution of this Agreement, the Company and Foundation Health Corporation, a Delaware corporation ("FHC"), are entering into a Purchase Agreement (the "Purchase Agreement") pursuant to which the Company will acquire certain subsidiaries of FHC;

               WHEREAS, the Board of Directors of the Company (the "Board of Directors") has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

               WHEREAS, in accordance with Section 4.2(b) and (c) of the Amended and Restated Stock Purchase Agreement, dated as of September 17, 1996 as amended and restated effective as of February 17, 1997 (the "September 1996 Stock Purchase Agreement"), among the Company, IP Delaware, IP Bermuda and the other persons or entities who executed the subscription agreements attached thereto, the limitations set forth in Section 4.2(a) and (c) of the September 1996 Stock Purchase Agreement have been waived with respect to the transactions contemplated hereby with the approval of the Board of Directors of the Company in accordance with Section 4.2(b) of the September 1996 Stock Purchase Agreement; and

               WHEREAS, the Board of Directors of the Company has approved the transfer or assignment by Cap Z of (i) this Agreement and all of its rights, interests and obligations hereunder and (ii) the Shares and the Warrants (each as defined herein) to be issued to Cap Z hereunder (x) to a partnership of which Cap Z will be, directly or indirectly, the general partner, (y) to or from Zurich Centre Investments Ltd. ("ZCIL") or its affiliates in accordance with the terms of the letter agreement, dated May 5, 1998 (the "Zurich Letter"), among the Company, Cap Z and ZCIL or (z) in the case of the Warrants, as otherwise provided in Section 1.4 hereof.

                               A G R E E M E N T:

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

               1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, each of the Purchasers agrees to purchase from the Company and the Company agrees to issue and sell to each of the Purchasers (the "Purchase") at the Closing (as defined below) the aggregate number of shares of Common Stock (the "Shares") equal to the sum of (a) the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A-1 hereto under the heading "Shares to be Purchased" at a purchase price for each share of Common Stock of Sixteen Dollars and Seventy-Five Cents ($16.75) (the "Share Price"), plus (b) if all the shares of Common Stock offered in the Rights Offering (as defined herein) are not subscribed for, the aggregate number of shares of Common Stock that is equal to the product of the total number of shares of Common Stock which are not subscribed for in the Rights Offering (which number shall be set forth in the notice to be delivered by the Company to the Purchasers pursuant to
Section 4.14 hereof) and the percentage set forth opposite such Purchaser's name on Exhibit A-1 hereto under the heading "Percentage of Unsubscribed Shares" at a purchase price for each share of Common Stock equal to the Share Price; provided, that in no event shall any Purchaser be obligated to purchase in excess of the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A-1 hereto under the heading "Maximum Number of Shares" (the aggregate amount to be paid by a Purchaser under this Section being the "Purchase Price" with respect to such Purchaser).

               1.2 Closing Matters. At the Closing each of the Purchasers shall wire transfer or otherwise make available in same day funds to the Company the Purchase Price to be paid by such Purchaser and the Company shall deliver to such Purchaser certificates representing the Shares purchased by such Purchaser.

               1.3 The Closing. Subject to the fulfillment of the conditions precedent specified in Article V (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held at the offices of Riordan & McKinzie in Los Angeles, California, subject to the satisfaction or waiver of all conditions precedent specified in Article V hereof, simultaneous with the Closing (as defined in the Purchase Agreement) under the Purchase Agreement, or at such other place and time as the Company and the Purchasers shall mutually agree in writing after the satisfaction or waiver of all conditions precedent specified in Article V; provided, that the Closing Date shall not be less than 10 business days after the date on which the Rights Offering Notice is delivered by the Company to the Purchasers pursuant to Section 4.14 hereof; and provided, further, that in no circumstance shall the Closing occur on or after November 30, 1998 or such later date as may be required by Section 7.1(b)(i) of the Purchase Agreement, but in no event later than December 31, 1998 (such date and time being herein referred to as the "Closing Date").

               1.4 Commitment Fee. Whether or not the transactions contemplated hereby are consummated, the Company shall pay a commitment fee to each Purchaser or its designee (or, in the case of Cap Z, assignee) and ZCIL or its designee (the "Commitment Fee") as compensation, in the case of each Purchaser, for agreeing to purchase the Shares referred to in Section 1.1(b) hereof, and, in the case of ZCIL, for providing the Zurich Letter in respect of the Shares referred to in Section 1.1(b) hereof. The Commitment Fee due hereunder shall be earned and payable as of the date of execution of this Agreement and shall be paid by issuing to each Purchaser or its designee (or, in the case of Cap Z, assignee) and ZCIL or its designee, except to the extent set forth in the Zurich Letter, the number of Common Stock Purchase Warrants (the "Warrants") set forth opposite such Purchaser's or ZCIL's name on Exhibit A-2 hereto registered in the name of such Purchaser or ZCIL. The Warrants shall be in the form of Exhibit B hereto and shall be issued to each Purchaser or its designee (or, in the case of Cap Z, assignee) and ZCIL or its designee in definitive form on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms. Notwithstanding the provisions of Section 6.4 hereof, this Section
1.4 shall survive the termination of this Agreement.

               1.5 Transaction Fee. If the transactions contemplated hereby are consummated, at the Closing, the Company shall pay to each Purchaser or its designee (or, in the case of Cap Z, assignee), in immediately available funds, a transaction fee in the amount set forth opposite such Purchaser's name on Exhibit A-3 hereto.

               1.6 Additional Fee. If FHC shall pay to the Company the breakup fee (the "Breakup Fee") as described in Section 7.3 of the Purchase Agreement in accordance with Section 7.3 of the Purchase Agreement, then the Company shall pay to each Purchaser or its designee promptly following the Company's receipt of the Breakup Fee, an amount equal to the product of (x) the Breakup Fee and
(y) a fraction, the numerator of which is equal to the sum of (i) the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A-1 hereto under the heading "Maximum Number of Shares" plus (ii) the number of shares of Common Stock issuable, as of the date the Breakup Fee is paid to the Company, to such Purchaser upon the exercise of the number of Warrants set forth opposite such Purchaser's name on Exhibit A-2 hereto (which, in the case of Cap Z, shall also include the Warrants set forth opposite ZCIL's name on such Exhibit), and the denominator of which is the number of outstanding shares of Common Stock on a fully-diluted basis on the date the Breakup Fee is paid to the Company, assuming the issuance to the Purchasers of the maximum number of shares of Common Stock issuable hereunder as if the purchase by the Purchasers contemplated hereunder shall have occurred (notwithstanding that no such purchases shall have taken place) and the exercise, as of the date of such payment, of all of the Warrants issuable hereunder into the aggregate number of Shares of Common Stock issuable thereunder as of the date the Breakup Fee is paid to the Company. Notwithstanding the provisions of Section 6.4 hereof, this
Section 1.6 shall survive the termination of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

               Each of the Purchasers, severally but not jointly, represents and warrants to the Company, solely as to such Purchaser, as to all matters relevant thereto, as follows:

               2.1 Organization. Each such Purchaser is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be.

               2.2 Authority. (i) Each such Purchaser has full corporate or partnership, as the case may be, power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby, (ii) the execution, delivery and performance by such Purchaser of this Agreement and each other agreement contemplated hereby to which it is a party have been duly authorized by all necessary corporate or partnership, as the case may be, action on the part of such Purchaser, (iii) no other action on the part of such Purchaser (or, in the case of a Purchaser that is a limited partnership, its respective partners) is necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by such Purchaser or the performance by such Purchaser of its obligations hereunder and (iv) this Agreement has been duly executed and delivered by such Purchaser and (assuming due execution and delivery by the other parties hereto) constitutes a legal, valid and binding agreement of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by such Purchaser in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by such Purchaser, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               2.3 No Violation. The execution and delivery by such Purchaser of this Agreement and each other agreement contemplated hereby to which it is a party, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Purchaser (b) require such Purchaser to obtain the consent, waiver, approval, license or authorization of or make any filing with any person or governmental authority except for, (i) filings to be made in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation D as promulgated under the Securities Act of 1933, as amended (the Securities Act"), and applicable state securities laws, (ii) if required, the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (an "HSR Report"), and (iii) the filing of a Form A Information Statement ("Form A") by the Purchaser with the insurance departments of such states as may be required in connection with the transactions contemplated by this Agreement or the Purchase Agreement or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Purchaser is subject or by which such Purchaser is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a material and adverse effect upon the operations, condition, prospects or results of operations of such party (a "Material Adverse Effect").

               2.4 Brokers. Such Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

               2.5 Funds Available. Such Purchaser has funds available, or commitments from third parties to provide funds, sufficient to pay the Purchase Price to be paid by such Purchaser, it being agreed by the Company that the Zurich Letter constitutes such a commitment to provide funds to pay the Purchase Price to be paid by Cap Z.

               2.6 Securities Act Representation. As of the Closing hereunder, such Purchaser will be an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act. Such Purchaser is not purchasing its respective portion of the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

               The Company represents and warrants to the Purchasers as follows:

               3.1 Corporate Organization. Each of the Company and its Subsidiaries (as defined below) is a corporation or statutory business trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite corporate or trust, as the case may be, power and authority to lease the properties it operates as lessee and to carry on its business as it is now being conducted as described in the SEC Filings (as defined herein), and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a

Material Adverse Effect on the Company. With respect to the Company, a "Material Adverse Effect" shall refer to the Company and its Subsidiaries on a consolidated basis. True and complete copies of the Certificate of Incorporation and the Bylaws of the Company and respective charter documents of the Subsidiaries, each as amended to date, have been delivered to the Purchasers. "Subsidiaries" means, with respect to the Company, a corporation or other entity of which 50% or more of the voting power of the outstanding voting securities or 50% or more of the outstanding equity interests is held, directly or indirectly, by the Company.

               3.2 Capital Stock. The authorized capital stock of the Company consists in its entirety of 25,000,000 shares of Common Stock, of which, as of the date hereof, 5,874,584 shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for warrants described in the SEC Filings (and the preemptive rights that are contained in such warrants) and except for options and other stock rights authorized for issuance pursuant to the Company's stock plans and employee stock purchase plans described in the SEC Filings and except for the Warrants to be issued hereunder and the rights to purchase shares of Common Stock to be offered in connection with the Rights Offering, there are no preemptive rights, options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company or any of the Subsidiaries.

               3.3 Newly Issued Shares. The Shares to be issued and sold by the Company to the Purchasers in accordance with the terms of this Agreement have been duly authorized and, when issued as contemplated hereby at the Closing, will be validly issued, fully paid and non-assessable. At the Closing, the Purchasers will acquire good and marketable title to the Shares free and clear of any and all liens, encumbrances, security interests, preemptive rights, adverse claims or equities or rights in favor of another ("Encumbrances"), except such Encumbrances as may be created pursuant to this Agreement or imposed by applicable federal and state securities laws. Upon receipt of the Warrants pursuant to the terms hereof, the Purchasers or their designees will acquire good and marketable title to the Warrants and the Common Stock to be issued upon exercise thereof, in each case free and clear of any and all Encumbrances, except such Encumbrances as may be created pursuant to this Agreement, imposed by applicable federal and state securities laws or, prior to the Closing, the Certificate of Incorporation. The Common Stock to be issued upon the exercise of the Warrants is duly authorized, has been reserved for issuance, and, when so issued, will be fully paid and non-assessable. No other person or entity has any preemptive right, option, warrant, subscription agreement or other right with respect to such Shares, Warrants or Common Stock to be issued upon exercise of the Warrants, other than the preemptive rights held by the holders of the Common Stock Purchase Warrants issued under each of the Note Purchase Agreement, dated as of March 31, 1992 (the "Note Purchase Agreement") and the Preferred Securities Purchase Agreement, dated as of June 30, 1994 (the "Preferred Securities Purchase Agreement"), which preemptive rights will, as of the Closing Date, have been duly exercised or waived by such holders.

               3.4 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby to which it is a party and the consummation of the transactions contemplated on its part hereby have been duly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company, except for the stockholder approval as specified in Article V hereof, are necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by the Company or the performance by the Company of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by the Company in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by the Company, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               3.5 No Violation. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby by the Company and the consummation by it of the transactions contemplated hereby and thereby do not
(a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (collectively, "Requirements of Law") applicable to the Company or any of the Subsidiaries, (b) require the consent, waiver, approval, license or authorization of or any notice or filing by the Company or any of the Subsidiaries with any person or governmental authority except for, (i) filings to be made in connection with or in compliance with the provisions of the Securities Act, the Exchange Act and applicable state securities laws, (ii) the filing of (A) HSR Reports by FHC and the Company in connection with the transactions contemplated by the Purchase Agreement (the "Acquisition"), (B) HSR Reports by the Purchasers, if required, in connection with this Agreement, (C) Forms A by the Company with the insurance departments of such states as may be required in connection with the Acquisition and (D) Forms A by the Purchasers with the insurance departments of such states as may be required in connection with this Agreement or (iii) any waiver required from the holders of the 10 3/4% Trust Preferred Securities of the Company's Subsidiary, Superior National Capital Trust I, in connection with the transactions contemplated by this Agreement and the Purchase Agreement or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of the Subsidiaries previously entered into any agreement which is currently in effect, or by which the Company or any of the Subsidiaries is currently bound, granting any rights to any person which are inconsistent with the rights to be granted by the Company in this Agreement and each other agreement contemplated hereby, other than the rights granted to the holders of the Common Stock Purchase Warrants issued pursuant to the Note Purchase Agreement and the Preferred Securities Purchase Agreement. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby by the Company and the consummation by it of the transactions contemplated hereby and thereby will not result in a "change of control" or similar event occurring under any agreement, indenture, mortgage or contract to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound or give rise to a payment by the Company or any of its Subsidiaries under a change of control or similar provision in any agreement, indenture, mortgage or contract to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound.

               3.6 SEC Filings. The Company has filed all SEC Filings required to be filed by it since September 17, 1996 under the Securities Act or the Exchange Act, and all amendments thereto. The Company heretofore has delivered to each Purchaser true and complete copies of (a) its audited consolidated financial statements of the Company and the Subsidiaries (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal years ended and as at December 31, 1996 and December 31, 1997 (as such financial statements appear in the Company's Form 10-K for each of the fiscal years ended December 31, 1996 and December 31, 1997, which were filed with the Commission on March 10, 1997 and March 31, 1998, respectively (collectively, the "Financial Statements")), (b) its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, March 31, 1997, June 30, 1997, and September 30, 1997, (c) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (d) each of its Proxy Statements on
Schedule 14A under the Exchange Act, dated November 11, 1996 and March 10, 1997, respectively, and (e) all other reports, statements, registration statements and other documents (including Current Reports on Form 8-K) filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Act or the Exchange Act, and all amendments and supplements thereto, since September 17, 1996 (the foregoing subsections (a) through (e), including all exhibits and Schedules thereto and documents incorporated by reference therein, are referred to in this Agreement as the "SEC Filings"). As of the respective date that it was filed with the Commission, each of the SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Filings were prepared in accordance with generally accepted accounting principles, consistently applied, and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of Company as of the dates and for the respective periods indicated (subject, in the case of unaudited financial statements, to normal recurring year-end adjustments and any other adjustments described therein). The Company has (i) delivered to the Purchasers true and complete copies of (x) all correspondence relating to the Company between the Commission and the Company or its legal counsel and, to the Company's knowledge, accountants since September 17, 1996 (other than routine filing package cover letters) and (y) all correspondence between the Company or its counsel and the Company's auditors since September 17, 1996, relating to any audit, financial review or preparation of financial statements of the Company (other than correspondence which the Company reasonably believes is subject to a privilege), and (ii) disclosed to the Purchasers the content of all material discussions between the Commission and the Company or its legal counsel and, to the Company's knowledge, accountants concerning the adequacy or form of any SEC Filings filed with the Commission since September 17, 1996. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Filings, other than those disclosed to the Purchasers pursuant to this paragraph.

               3.7 Litigation. Except as set forth in the SEC Filings, there are no actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental authority against the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, that would, if adversely determined, (a) have a Material Adverse Effect on the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and each other agreement contemplated hereby to which it is a party. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other governmental authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other agreement contemplated hereby.

               3.8 Compliance with Laws.

                      (a) Each of the Company and the Subsidiaries is in compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a Material Adverse Effect on the Company.

                      (b) (i) Each of the Company and the Subsidiaries has all licenses, permits, orders or approvals of any governmental authority (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company in the manner described in the SEC Filings filed with the SEC prior to the date hereof, except to the extent that the failure to have such Permits would not have a Material Adverse Effect on the Company; (ii) such Permits are in full force and effect; and (iii) no material violations are recorded in respect to any Permit.

               3.9 No Material Adverse Change; Ordinary Course of Business. Except as set forth in the SEC Filings and except as previously disclosed to the Purchasers in writing, since December 31, 1997, (i) there has not been any material adverse change in operations, financial condition, prospects or results of operations of the Company and the Subsidiaries, taken as a whole and (ii) neither the Company nor any of the Subsidiaries has participated in any transaction or acted outside the ordinary course of business.

               3.10 Private Offering. No form of general solicitation or general advertising was used by the Company or any of the Subsidiaries or their respective representatives in connection with the offer or sale of the Shares or Warrants. No registration of the Shares or Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares or Warrants.

               3.11 Taxes. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all income tax returns that are required to be filed and have paid or caused to be paid all amounts as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves in accordance with generally accepted accounting principles that the Company or such Subsidiaries reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). United States federal income returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1993. The Company has delivered to the Purchasers (a) true and complete copies of any tax sharing agreements to which it or any of the Subsidiaries is party and such agreements have not been amended in any manner and (b) an analysis of the ownership of capital stock of the Company by "5 percent shareholders" as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (collectively, "Section 382").

               3.12 Brokers. Except with respect to any investment banking fee due to Donaldson, Lufkin & Jenrette Securities Corporation and any other financial advisor of the Company with respect to the transactions contemplated hereunder, the Company has not paid or become obligated to pay any fee or commission to any broker, funder, investment banker or other intermediary in connection with this Agreement.

               3.13 Fairness Opinion. The Company has received the favorable opinion of a financial advisor to the Company as to the fairness on a financial basis of the terms of the transactions contemplated under this Agreement and the Purchase Agreement, taken as a whole.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

               4.1 Proxy Statement and Meeting of Company's Stockholders.

                      (a) The Company shall call a meeting of its stockholders (the "Stockholders' Meeting") as soon as reasonably practicable after the date of this Agreement, for the purpose of voting upon approval of the sale of Shares pursuant to this Agreement and, to the extent required, the transactions contemplated by the Financing Agreements (as defined in the Purchase Agreement) and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) the Company shall prepare and file with the Commission a Proxy Statement and mail such Proxy Statement to its stockholders, (ii) the Board of Directors of the Company shall recommend to its stockholders the approval of the sale of Shares pursuant to this Agreement and (iii) the Board of Directors and officers of the Company shall use their reasonable efforts to obtain such stockholders' approval. Each Purchaser agrees to assist and co-operate with the Company in the preparation of the Proxy Statement with respect to information therein concerning any such Purchaser.

                      (b) The Company, on the one hand, and each Purchaser, on the other hand, hereby represents, warrants and agrees with the other that the Proxy Statement will not, at the time the Proxy Statement is mailed, and at the date of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval of the transactions contemplated by this Agreement in connection with which the Proxy Statement shall be mailed, except that no representation or warranty is being made by any party hereto with respect to information supplied in writing by any other party hereto for inclusion in the Proxy Statement. The Company further represents, warrants and agrees that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or any information statement filed under the Exchange Act, as the case may be, that may be provided to stockholders of the Company in connection with the transactions contemplated by this Agreement (including any supplements), and any schedules required to be filed with the Commission in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "Proxy Statement."

                      (c) The Company shall take all actions necessary in accordance with the Delaware General Corporation Law and the bylaws of the Company to duly call, give notice of, convene and hold the Stockholders' Meeting within forty-five (45) calendar days after the mailing of the Proxy Statement to approve the matters set forth therein.

               4.2 Standstill.

                      (a) Each Purchaser's "Associates" (which term shall be defined for this purpose to include CentreLine Reinsurance Limited, Centre Reinsurance Limited, International Insurance Investors, L.P. ("III") and International Insurance Advisors, Inc. ("IIA") and any person or entity that controls, is under common control with, or is controlled by any of the Purchasers or such persons or entities, and all individuals who are officers, directors or control persons of any such entities, including any of the Purchasers) that is a signatory hereto covenants and agrees with respect to itself, and each Purchaser covenants and agrees with respect to itself and its Associates that are not signatories hereto, that it or they will not (i) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of Common Stock or voting securities of the Company (or direct or indirect rights or options to acquire any such securities); (ii) enter, agree to enter into or propose to enter into, directly or indirectly, any merger or business combination involving the Company; (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the Commission) or consent to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; or (iv) form, join or in any way participate in a "group" (within the meaning of Section 13d-3 of the Exchange Act) with any persons not referenced to herein with respect to any of the foregoing; provided, however, that nothing in this Section 4.2(a) shall restrict any Purchaser or any of its Associates from (A) acquiring shares of Common Stock or voting securities as a result of a stock split, stock dividend or similar recapitalization of the Company, (B) exercising the Warrants, the warrant issued to IIA pursuant to the Note Purchase Agreement, the warrant issued to CentreLine pursuant to the Preferred Securities Purchase Agreement and any other warrants with respect to any capital stock of the Company issued prior to the date hereof (or any preemptive rights granted pursuant to any of them), (C) making, or in any way participating, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) in connection with the election to the Board of Directors of directors nominated by any Purchaser or any of its Associates (to the extent not otherwise inconsistent with this Agreement) or (D) with respect to a tender or exchange offer or a merger or other business combination involving the Company (a "Business Combination"), which was initiated without the encouragement by or the participation of any Purchaser or any of its Associates, making a tender or exchange offer or a proposal with respect to a Business Combination, or forming, joining or participating as a "group" to make such offer or proposal, in either case upon more favorable terms than those of the unsolicited tender or exchange offer or Business Combination; and provided further, that nothing contained in this
Section 4.2(a) (I) shall affect or impair the right of any director of the Company to (x) act as a member of the Board of Directors or any committee thereof or (y) take any action necessary or advisable to carry out his obligations and duties as a director of the Company. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 4.2(a) shall prohibit or restrict any Associate who is a director of the Company from acquiring, in one or more transactions, in his individual capacity, an aggregate of 25,000 shares of Common Stock so long as such acquisition does not violate any provision of the Company's charter as in effect from time to time or (II) prohibit or restrict ordinary trading transactions on behalf of third party clients by an Associate engaged in the investment management business.

                      (b) The limitations set forth in Section 4.2(a) above and
Section 4.3 below may be waived by the affirmative vote of the nearest whole number representing 66 2/3% or more of (i) the directors of the Company, excluding from the total number of directors voting those who are Associates of any Purchaser or (ii) the shares of the Company, not including in such total number of shares voting those beneficially owned by any Purchaser and its Associates.

                      (c) In furtherance of the standstill covenants set forth in this Section 4.2, each of the Company and each of the Purchasers covenants and agrees that any material business relationship between the Company and any Purchaser or any Associate of any Purchaser must be approved in the manner provided in Section 4.2(b) above.

                      (d) Other than with respect to the election of directors of the Company, each Purchaser covenants and agrees that, with respect to any vote of the stockholders of the Company on a particular matter, if the aggregate number of all shares that are voted in like manner by the Purchasers and their respective Associates shall be greater of 35% of the total number of shares voted, then those votes that exceed such 35% threshold shall be voted in the same proportion as the other stockholders voted their shares with respect to such matter.

                      (e) Each Purchaser covenants and agrees that such Purchaser and its Associates will not vote their shares of Common Stock, the Voting Notes issued pursuant to the Note Purchase Agreement (the "Voting Notes") or shares of Common Stock issued upon exercise of the Warrants or the Common Stock Purchase Warrants issued to them under the Note Purchase Agreement or the Preferred Securities Purchase Agreement, to elect a total of more than five (5) persons (or the highest number that is less than a majority of the Board of Directors, as the case may be), including the person nominated pursuant to
Section 4.4 of the September 1996 Stock Purchase Agreement, who are Associates of any Purchaser or its Associates to be directors of the Company.

                      (f) The agreements set forth in this Section 4.2 shall continue so long as the shares of Common Stock owned by the Purchasers and their respective Associates, directly or indirectly, represent 15% of the outstanding shares of the Company on a fully diluted basis (including, without limitation, the Voting Notes).

                      (g) Upon consummation of the Closing hereunder, this
Section 4.2 shall supersede in its entirety Section 4.2 of the September 1996 Stock Purchase Agreement, which as of such consummation shall be of no further force and effect.

                      (h) It is hereby understood and agreed by the parties hereto that CentreLine Reinsurance Limited, Centre Reinsurance Limited, III and IIA are executing the Acknowledgment and Agreement attached hereto only with respect to this Section 4.2 and each such person will have no liability or obligation under this Agreement other than with respect to this Section 4.2.

               4.3 Transfer of Shares. So long as the shares of Common Stock owned by the Purchasers and their Associates, directly or indirectly, represent 15% of the shares of Common Stock outstanding on a fully diluted basis (including, without limitation, the Voting Notes), the Purchasers shall not transfer, assign, sell or otherwise dispose of (each, a "Transfer") any of its shares of Common Stock, except for Transfers made in accordance with this
Section 4.3. The Purchasers may at any time Transfer any or all of its shares of Common Stock (i) to any Associate of the Purchasers, if such Associate executes and delivers to the Company, prior to any such Transfer, an instrument in form and substance reasonably satisfactory to the Company pursuant to which such Associate agrees to be bound by the provisions of Section 4.2 and this Section 4.3, (ii) pursuant to Rule 144 under the Securities Act or any successor to such rule, (iii) pursuant to a tender offer or exchange offer made by the Company or any "Affiliate" (as such term is defined in Rule 12b-2 of the Exchange Act) of the Company, (iv) pursuant to a tender offer or exchange offer initiated by any person or "group" (within the meaning of Section 13d-3 of the Exchange Act) other than the Purchasers or any Associate thereof or a Business Combination, which is approved or recommended by the Board of Directors of the Company or with respect to which the Board of Directors of the Company has announced its intention to remain neutral, (v) so long as the shares of Common Stock to be Transferred represent, in the aggregate, not greater than 10% of the outstanding Common Stock, in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act, (vi) by the Transfer of greater than 10% of the outstanding shares of Common Stock in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act to (x) one purchaser, (y) one purchaser and its Affiliates or (z) a "group" of purchasers, if such purchaser or purchasers of Common Stock in any such transaction or series of transactions execute and deliver to the Company prior to any such purchase or purchases an instrument in form satisfactory to the Company pursuant to which such purchaser or purchasers agree to be bound by the provisions of Section 4.2 hereof and this Section 4.3 (treating such purchaser or purchasers as an "Associate" for purposes of such sections), (vii) pursuant to a registration statement filed under the Securities Act pursuant to the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), or otherwise or (viii) pursuant to a pro rata distribution to its partners. Upon the consummation of the Closing hereunder, this Section 4.3 shall supersede in its entirety Section 4.3 of the September 1996 Stock Purchase Agreement, which as of such consummation shall be of no further force and effect.

               4.4 Rights Offering; Debt Offering.

                      (a) As soon as practicable after the date of this Agreement, the Company shall effect (i) a "rights offering" of Common Stock to its stockholders at a price per share of Common Stock of Sixteen Dollars and Seventy-Five Cents ($16.75) and in an aggregate amount of not less than One Hundred Six Million Dollars ($106,000,000) (the "Rights Offering") and (ii) an offering of debt securities of the Company in an aggregate amount of not less than One Hundred Ten Million Dollars ($110,000,000) (or such lesser amount as may be agreed upon between the Company and the Purchasers) (the "Debt Offering"). The Rights Offering and the Debt Offering will each be on terms reasonably acceptable to the Purchasers.

                      (b) The Company will prepare and file with Commission registration statements with respect to the Rights Offering and the Debt Offering. The Company hereby represents, warrants and agrees with the Purchasers that the Registration Statements will not, at the time any preliminary prospectus, prospectus or prospectus supplement included in such Registration Statements are mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company further represents, warrants and agrees that the Registration Statements will comply as to form in all material respects with the provisions of the Securities Act. Any registration statement, including, without limitation, any preliminary prospectus, prospectus or prospectus supplement included therein, filed under the Securities Act, as the case may be, in connection with the Rights Offering or the Debt Offering, and any schedules required to be filed with the Commission in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "Registration Statements."

                      (c) The Company acknowledges that it has been advised that IP Delaware and IP Bermuda will not be offered any rights to subscribe for, and will not purchase any, shares of Common Stock in the Rights Offering.

               4.5 Best Efforts. Upon the terms and subject to the conditions herein provided, each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each other agreement contemplated hereby including (a) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (b) to fulfill all conditions on its part to be fulfilled under this Agreement and each other agreement contemplated hereby. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and each other agreement contemplated hereby, the proper partners, officers or directors of all parties to this Agreement shall take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing. Each party hereto shall give prompt notice to all other parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement, as the case may be, to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy such failure.

               4.6 Indemnification by the Company.

                      (a) The Company agrees to indemnify each of the Purchasers, and each of the Purchaser's respective partners, members, employees, agents and representatives, against and hold the Purchasers, and each of the Purchaser's respective partners, members, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Purchasers in any action between the Purchasers and the Company or between the Purchasers and any third party or otherwise) and liabilities of and damages to the Purchasers arising out of the material breach of any representation, warranty, covenant or agreement of the Company in this Agreement.

                      (b) The Purchasers agree to give the Company prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any liability or damage as to which they may request indemnification hereunder. The Company shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that the Company shall have acknowledged its indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at its own expense, which counsel shall be reasonably satisfactory to the Purchasers. If the Company elects to assume the defense of any such claim, assertion, event or proceeding, the Purchasers may participate in such defense, but in such case the expenses of the Purchasers incurred in connection with such participation shall be paid by the Purchasers. The Purchasers shall cooperate with the Company in the defense or settlement of any such claim, assertion, event or proceeding. If the Company elects to direct the defense of any such claim or proceeding, the Purchasers shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Company consents in writing to such payment or unless the Company withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the Purchasers for such liability. If the Company shall fail to defend, or if, after commencing or undertaking any such defense, the Company fails to prosecute or withdraws from such defense, the Purchasers shall have the right to undertake the defense or settlement thereof at the Company's expense.

               4.7 Indemnification by the Purchasers.

                      (a) Each of the Purchasers, severally and not jointly, agrees to indemnify the Company, and each of the Company's officers, directors, employees, agents and representatives, against and hold the Company, and each of the Company's officers, directors, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Company in any action between the Company and such Purchaser or between the Company and any third party or otherwise) and liabilities of and damages to the Company arising out of the material breach of any representation, warranty, covenant or agreement of such Purchaser in this Agreement.

                      (b) The Company agrees to give the Purchasers prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The indemnifying Purchasers shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that such Purchasers shall have first acknowledged their indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at their own expense, which counsel shall be reasonably satisfactory to the Company. If the indemnifying Purchasers elect to assume the defense of any such claim, assertion, event or proceeding, the Company may participate in such defense, but in such case the expenses of the Company incurred in connection with such participation shall be paid by the Company. The Company shall cooperate with the indemnifying Purchasers in the defense or settlement of any such claim, assertion, event or proceeding. If the indemnifying Purchasers elect to direct the defense of any such claim, assertion, event or proceeding, the Company shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless such Purchasers consent in writing to such payment or unless such Purchasers withdraw from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of such Purchasers is entered against the Company for such liability. If the indemnifying Purchasers shall fail to defend, or if, after commencing or undertaking any such defense, such Purchasers fail to prosecute or withdraw from such defense, the Company shall have the right to undertake the defense or settlement thereof at such Purchaser's expense.

               4.8 Consents. The Company and each of the Purchasers will use its reasonable best efforts to obtain all necessary waivers, consents and approvals of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and each agreement contemplated hereby, including, but not limited to, those required in connection with the filing of any required HSR Reports and Forms A and any filings to be made in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws.

               4.9 Use of Proceeds. The Company covenants and agrees that it will use the proceeds from the sale of the Shares hereunder to consummate the transactions contemplated by the Purchase Agreement.

               4.10 HSR Reports. If the Purchasers are required to file an HSR Report in connection with the Purchase by the Purchasers pursuant to the terms of this Agreement, then the Purchasers shall so notify the Company in writing and, within fifteen (15) business days from the receipt by the Company of such notice, each of the Purchasers and the Company shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice, an HSR Report and any supplemental information which may be requested in connection with such HSR Reports. The Purchasers and the Company shall cooperate fully in the preparation of such filings.

               4.11 Exclusivity. The Company hereby agrees that prior to the Closing Date, the Company shall not, directly or indirectly, solicit, entertain or accept offers from persons (other than the Purchasers) for the investment contemplated by this Agreement. The Company further agrees that, other than the Rights Offering and the Debt Offering, it will not utilize any funds or sources of financing to finance the transactions contemplated by the Purchase Agreement without first consummating the Purchase.

               4.12 SEC Filings. From and after the date hereof to the Closing the Company shall make all SEC Filings required to be filed under the Securities Act or the Exchange Act, and all amendments thereto, and the Company shall deliver to the Purchasers a copy of each such SEC Filing.

               4.13 Amendment of Purchase Agreement. The Company shall not amend the Purchase Agreement without the prior written consent of the Purchasers (which shall not be unreasonably withheld).

               4.14 Rights Offering Notice. On the next business day following the expiration of the subscription period of the Rights Offering, the Company shall deliver to the Purchasers a notice (the "Rights Offering Notice") which sets forth the number of shares of Common Stock which have been subscribed for in the Rights Offering.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

               5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Purchasers and the Company on or prior to the Closing Date of the following conditions:

                      (a) No United States or state authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement or restricting the operation of the business of the Company and the Subsidiaries as conducted on the date hereof in a manner that would have a Material Adverse Effect on the Company.

                      (b) Any waiting period applicable to the transactions contemplated by this Agreement and each agreement contemplated hereby, including, without limitation, those applicable to any HSR Report or Form A or any filing in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws shall have expired or been terminated.

                      (c) The Closing provided for in Section 1.3 hereof shall occur simultaneously with the closing of the transactions contemplated by the Purchase Agreement.

               5.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Company on or prior to the Closing Date of the following additional conditions:

                      (a) Purchasers shall have performed in all material respects their obligations under this Agreement required to be performed by them on or prior to the Closing Date pursuant to the terms hereof.

                      (b) The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. The Purchasers shall have delivered a certificate to the effect set forth in Sections 5.2(a) and (b).

                      (c) The Company shall have received fully executed copies of the Purchase Agreement, the Registration Rights Agreement and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                      (d) All of the conditions to Closing set forth in Article 6 of the Purchase Agreement shall have been satisfied or waived.

                      (e) The stockholders of the Company (including, without limitation, the holders of the Voting Notes) shall have duly approved at the Stockholders' Meeting the issuance of the Shares pursuant to this Agreement and, to the extent required, the transactions contemplated by the Financing Agreements.

                      (f) The Company shall have received, in a form reasonably satisfactory to the Company, the favorable opinion of its financial advisor in connection with the transactions contemplated hereunder and under the Purchase Agreement, as of the date of the mailing of the Proxy Statement, as to the fairness on a financial basis of the terms of the Purchase and the transactions contemplated by this Agreement.

                      (g) All necessary waivers or consents to, approvals of and notices or filings with respect to the transactions contemplated by this Agreement and each agreement contemplated hereby shall have been obtained or made.

               5.3 Conditions to the Obligations of Purchasers. The obligations of the Purchasers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Purchasers on or prior to the Closing Date of the following additional conditions:

                      (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                      (b) The representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.10, 3.12 and 3.13 of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. The Company shall have delivered to the Purchasers a certificate to the effect set forth in Sections 5.3(a) and (b).

                      (c) The Company shall have delivered (i) to each of the Purchasers stock certificates in definitive form representing the number of Shares to be purchased by such Purchaser pursuant to Section 1.1, registered in the name of such Purchaser and (ii) to each of the Purchasers or its designee (or, in the case of Cap Z, assignee) and ZCIL or its designee, except to the extent set forth in the Zurich Letter, Warrants in definitive form representing the number of Warrants set forth opposite such Purchaser's or ZCIL's name on Exhibit A-2 hereto, registered in the name of each such Purchaser or its designee (or, in the Case of Cap Z, assignee) or ZCIL or its designee.

                      (d) The stockholders of the Company (including, without limitation, the holders of the Voting Notes) shall have duly approved at the Stockholders' Meeting the issuance of the Shares pursuant to this Agreement and, to the extent required, the transactions contemplated by the Financing Agreements.

                      (e) The Purchasers shall have received fully executed copies of the Purchase Agreement, the Registration Rights Agreement and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                      (f) All necessary waivers or consents to, approvals of and notices or filings with respect to the transactions contemplated by this Agreement and each other agreement contemplated hereby and thereby shall have been obtained.

                      (g) The Debt Offering and Rights Offering shall have been consummated simultaneously with the Closing of this Agreement and the Purchase Agreement on terms and conditions reasonably satisfactory to the Purchasers, and in no event shall the notes issued in connection with the Debt Offering have an interest rate in excess of 12% per annum.

                      (h) The Purchase Agreement shall not have been materially amended or modified, nor any material provision thereof waived by the Company, except upon the consent of the Purchasers in their sole discretion (such consent not to be unreasonably withheld).

                                   ARTICLE VI

                                  MISCELLANEOUS

               6.1 Termination. This Agreement (including, without limitation, Sections 4.2 and 4.3 hereof) shall terminate and the transactions contemplated hereby may be abandoned (i) at any time simultaneous with or following the termination of the Purchase Agreement, (ii) by the Company, on the one hand, or the Purchasers, on the other hand, upon notice to the other, two (2) days after the failure by the stockholders of the Company to approve at the Stockholders' Meeting the issuance of the Shares pursuant to this Agreement and, to the extent required, the transactions contemplated by the Financing Agreements in accordance with Section 5.2(e) and 5.3(d) hereof or (iii) on the next date following the date which is the last date on which, pursuant to Section 1.3 hereof, the Closing hereunder can occur by written notice of the Company to the other parties or any Purchaser to the other parties. This Agreement shall terminate at such time as, by their terms, all of the obligations under Sections
4.2 and 4.3 hereof are no longer in effect.

               6.2 Amendment. This Agreement may be amended by the parties hereto. This Agreement may be amended by an instrument in writing without each party's written agreement, but no such amendment shall be enforceable against any party which has not signed such amendment.

               6.3 Waiver. At any time prior to the Closing Date, the Company or the Purchasers may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions herein, provided that any such waiver of or failure to insist on strict compliance with any such representation, warranty, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any agreement on the part of the Company or the Purchasers to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               6.4 Survival. The representations, warranties, covenants and agreements set forth in Sections 1.4, 1.5 and 1.6 and Articles II, III and IV shall survive the Closing.

               6.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmuted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                             If to the Company, to:

                             Superior National Insurance Group, Inc.
                             26601 Agoura Road
                             Calabasas, California 91302
                             Fax:        (818) 880-8615
                             Attention:  J. Chris Seaman

                             with copies to:

                             Riordan & McKinzie
                             5473 Corsa Avenue, Suite #116
                             Westlake Village, California 91362
                             Fax:        (818) 706-2956
                             Attention:  Dana M. Warren, Esq.

                             If to the Purchasers, to:

                             Insurance Partners, L.P.
                             201 Main Street, Suite 2600
                             Fort Worth, TX 76102
                             Fax:        (817) 338-2047
                             Attention:  Mr. Charles Irwin

                             and

                             Insurance Partners Offshore (Bermuda), L.P.
                             Cedar House
                             41 Cedar Avenue
                             P.O. Box HM 1179
                             Hamilton, HM-EX, Bermuda
                             Fax:        (809) 292-7768
                             Attention:  Kenneth E.T. Robinson, Esq.

                             and

                             Capital Z Partners, Ltd.
                             One Chase Manhattan Plaza
                             44th Floor
                             New York, NY 10005
                             Fax:        (212) 898-8720
                             Attention:  Bradley E. Cooper

                             with copies to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, NY 10019-6064
                             Fax:        (212) 757-3990
                             Attention:  Marilyn Sobel, Esq.

                             and

                             Insurance Partners Advisors, L.P.
                             One Chase Manhattan Plaza
                             44th Floor
                             New York, NY 10005
                             Fax:        (212) 898-8720
                             Attention:  Steven B. Gruber

               6.6 Headings; Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Exhibits hereto to be executed and delivered by parties relevant thereto.

               6.7 Publicity. So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld or delayed or without consulting with the other parties as to the content of such press release or other announcement.

               6.8 Entire Agreement. This Agreement (including all Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

               6.9 Conveyance Taxes. The Company agrees to assume liability for and to hold the Purchasers harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the issuance and sale of the Shares or Warrants as contemplated hereby.

               6.10 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Cap Z may transfer or assign this Agreement and all of its rights, interests and obligations hereunder (i) to ZCIL or its affiliates pursuant to the Zurich Letter or (ii) to one or more of the following entities: any partnership of which Cap Z is, directly or indirectly, the general partner, any limited liability company of which Cap Z is, directly or indirectly, the managing member or any Associate of Cap Z, and upon any such transfer or assignment Cap Z shall have no further obligations hereunder except under Section 4.2(a) hereof, in which event such assignee shall be a "Purchaser" for all purposes under this Agreement. If Cap Z shall assign its rights, interests and obligations hereunder to ZCIL, ZCIL may assign its rights, interests and obligations hereunder to Cap Z or a partnership of which Cap Z is, directly or indirectly, the general partner, any limited liability company of which Cap Z is, directly or indirectly, the managing member or any Associate of Cap Z, all in accordance with the terms of the Zurich Letter, and upon any such transfer or assignment ZCIL shall have no further rights or obligations hereunder to the extent its rights, interests and obligations have been so transferred or assigned. Except as otherwise provided in the Exhibits to this Agreement or the other agreements contemplated hereby, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

               6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               6.12 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

               6.13 Third Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

               6.14 Costs and Expenses. The Company will pay all costs and expenses incurred by any of the Purchasers in connection with the transactions contemplated hereby, including without limitation, the reasonable legal fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison and any filing fees paid in connection with the filing of HSR Reports by the Purchasers, whether or not the transactions contemplated hereby are consummated.

               IN WITNESS WHEREOF, each of the Purchasers and the Company has caused this Agreement to be duly signed as of the date first written above.

                             SUPERIOR NATIONAL INSURANCE GROUP, INC., a Delaware corporation


                             By:     /S/
                                    --------------------------------------------
                                    Name:
                                    Title:

                             INSURANCE PARTNERS, L.P.,
                             a Delaware limited partnership

                             By:    Insurance GenPar, L.P., its
                                    General Partner

                             By:    Insurance GenPar MGP, L.P., its
                                    General Partner

                             By:    Insurance GenPar MGP, Inc., its
                                    General Partner

                                    By:   /S/
                                         ---------------------------------------
                                         Name:
                                         Title:

                             INSURANCE PARTNERS OFFSHORE (BERMUDA),
                             L.P., a Bermuda limited partnership

                             By:    Insurance GenPar (Bermuda) L.P., its
                                    General Partner

                             By: Insurance GenPar (Bermuda) MGP, L.P., its General Partner

                             By:    Insurance GenPar (Bermuda), Ltd., its
                                    General Partner

                                    By:   /S/
                                         ---------------------------------------
                                         Name:
                                         Title:

                             CAPITAL Z PARTNERS, LTD.


                             By:     /S/
                                    --------------------------------------------
                                    Name:
                                    Title:


                [Acknowledgment and Agreement on Following Page]

Acknowledgment and Agreement:

               Each of the undersigned acknowledges that this Agreement affects its rights and by its signature below, the undersigned covenants and agrees that it and its officers, directors and managing partners (and the officers, directors and control persons of such managing partners) shall be bound by the terms of this Agreement to the extent such terms apply to them.

                             CENTRELINE REINSURANCE LIMITED,
                             a Bermuda corporation


                             By:     /S/
                                    --------------------------------------------
                                    Name:
                                    Title:

                             CENTRE REINSURANCE LIMITED,
                             a Bermuda corporation


                             By:     /S/
                                    --------------------------------------------
                                    Name:
                                    Title:

                             INTERNATIONAL INSURANCE INVESTORS,
                             L.P., a Bermuda limited partnership

                                    By:    International Insurance Investors
                                           (Bermuda) Limited, a Bermuda
                                           corporation
                                    Its:   General Partner

                                    By:   /S/
                                         ---------------------------------------
                                         Name:
                                         Title:

                             INTERNATIONAL INSURANCE ADVISORS, INC.,
                             a Delaware corporation


                             By:    /S/
                                    --------------------------------------------
                                    Name:
                                    Title:

                                      EXHIBIT A-1
                       PURCHASERS OF THE SHARES OF COMMON STOCK

                                          Percentage of         Maximum
                       Shares to be       Unsubscribed         Number of
Purchaser                Purchased           Shares              Shares
---------              ------------       ------------         ---------
IP Delaware              1,756,627          31.3016%           3,737,504
IP Bermuda                 712,627          12.6984%           1,516,227
Cap Z                    3,142,686               56%           6,686,567

                                   EXHIBIT A-2

                                    WARRANTS

Purchaser                              Number of Warrants
---------                              ------------------
IP Delaware                                  229,754
IP Bermuda                                    93,206
Cap Z                                        205,520
ZCIL                                         205,520

                                   EXHIBIT A-3

                                 TRANSACTION FEE

Purchaser                                Fee Amount
---------                                ----------
IP Delaware                              $1,220,762
IP Bermuda                                 $495,238
Cap Z                                    $2,184,000

                                    EXHIBIT B

                                 FORM OF WARRANT

                                                                       EXHIBIT B

                          COMMON STOCK PURCHASE WARRANT

                                    Issued By

                     SUPERIOR NATIONAL INSURANCE GROUP, INC.

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW. THIS WARRANT AND SUCH SECURITIES MAY BE TRANSFERRED ONLY UPON THE FULFILLMENT OF THE CONDITIONS SPECIFIED IN THIS WARRANT.


THE EXERCISE AND TRANSFER OF THIS WARRANT AND THE EXERCISE OF THE REGISTRATION RIGHTS CONTAINED HEREIN ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO SUPERIOR NATIONAL INSURANCE GROUP, INC.'S (THE "COMPANY") CHARTER AND THAT CERTAIN LETTER AGREEMENT, RELATING TO THIS WARRANT, AMONG THE COMPANY, THE RECORD HOLDER OF THIS WARRANT AND CERTAIN OTHER PARTIES (THE "LETTER AGREEMENT"). ANY EXERCISE OR TRANSFER OF THIS WARRANT OR EXERCISE OF REGISTRATION RIGHTS IN VIOLATION OF THE CHARTER OF THE COMPANY OR THE LETTER AGREEMENT SHALL BE VOID AB INITIO. A COPY OF THE LETTER AGREEMENT AND THE CHARTER OF THE COMPANY MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST.

--------------------------------------------------------------------------------

No. 1998 W-[  ]                                   Dated as of_____________, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

SECTION 1.  EXERCISE OF WARRANT.................................................    1
        Section 1.1   Manner of Exercise........................................    1
        Section 1.2   When Exercise Effective...................................    2
        Section 1.3   Delivery of Stock Certificate, etc........................    2
        Section 1.4   Company to Reaffirm Obligations...........................    3
        Section 1.5   Compliance with Law, etc..................................    3

SECTION 2.  ADJUSTMENT OF COMMON STOCK ISSUABLE
            UPON EXERCISE OF WARRANT............................................    3
        Section 2.1   General; Warrant Price....................................    3
        Section 2.2   Adjustment of Warrant Price...............................    4
        Section 2.3   Options and Convertible Securities........................    5
        Section 2.4   Stock Dividends, Stock Splits. etc........................    7
        Section 2.5   Computation of Consideration..............................    7
        Section 2.6   Dilution in Case of Other Securities......................    8
        Section 2.7   Adjustments for Combinations, etc.........................    8
        Section 2.8   Other Adjustments.........................................    9
        Section 2.9   Determinations by Board of Directors......................    9

SECTION 3.  ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE
            OF ASSETS, REORGANIZATION, ETC......................................    9

SECTION 4.  OTHER DILUTIVE EVENTS...............................................   10

SECTION 5.  NO DILUTION OR IMPAIRMENT...........................................   10

SECTION 6.  ACCOUNTANTS' REPORT AS TO ADJUSTMENTS...............................   11

SECTION 7.  NOTICES OF CORPORATE ACTION.........................................   11

SECTION 8.  RESTRICTIONS ON TRANSFER; REGISTRATION..............................   12
        Section 8.1   Restrictive Legends.......................................   12
        Section 8.2   Notice of Proposed Transfer; Opinions of Counsel..........   13
        Section 8.3   Termination of Restrictions...............................   14

SECTION 9.  AVAILABILITY OF INFORMATION.........................................   15

SECTION 10. RESERVATION OF STOCK, ETC...........................................   15

                                                                                  Page
                                                                                  ----

SECTION 11. LISTING ON SECURITIES EXCHANGES.....................................   16

SECTION 12. MAINTENANCE OF OFFICE OR AGENCY.....................................   16

SECTION 13. OWNERSHIP, REGISTRATION OF TRANSFER, EXCHANGE
              AND SUBSTITUTION OF WARRANTS......................................   17
        Section 13.1  Ownership of Warrants.....................................   17
        Section 13.2  Transfer and Exchange of Warrants.........................   17
        Section 13.3  Replacement of Warrants...................................   17
        Section 13.4  Expenses..................................................   17

SECTION 14. DEFINITIONS.........................................................   17

SECTION 15. REMEDIES............................................................   21

SECTION 16. NO RIGHTS OR LIABILITIES AS STOCKHOLDER.............................   21

SECTION 17. NOTICES.............................................................   21

SECTION 18. MISCELLANEOUS.......................................................   22

SECTION 19. EXPIRATION..........................................................   22

SUBSCRIPTION NOTICE.............................................................   23

ASSIGNMENT......................................................................   24

                          COMMON STOCK PURCHASE WARRANT

No. 1998 W-[ ]                                  Dated as of ______________, 1998

               Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that [ ] ("[ ]"), is entitled to purchase from the Company [ ] duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined in Section 14 herein) at the purchase price per share of $16.75, at any time or from time to time prior to 5:00 p.m. Pacific time, on __________, 2003 (or such later date as may be determined pursuant to Section 19), all subject to the terms, conditions and adjustments set forth below in this Warrant, and is entitled to exercise the other rights, powers and privileges hereinafter specified.

               This Warrant constitutes (or has been issued in exchange or substitution for, or upon registration of transfer of one of) one of the Common Stock Purchase Warrants issued and delivered pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of May 5, 1998, among the Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. and Capital Z Partners, Ltd. The Stock Purchase Agreement is available for inspection by the holder of this Warrant during normal business hours at the office or agency maintained by the Company pursuant to Section 12 and at the principal office of the Company referred to in, or notice of which is given by the Company pursuant to, Section 17, and, upon request therefor, the Company will furnish to the holder of this Warrant a true and complete copy of the Stock Purchase Agreement as in effect at the time. All the Warrants, as originally so issued, evidenced the right to purchase an aggregate of 734,000 shares of Common Stock, subject to adjustment as provided herein. The term "Warrants," when used herein, means this Warrant and all Warrants issued in exchange or substitution therefor or upon registration of transfer hereof. The Warrants, although issued in connection with the issuance and sale of shares of Common Stock pursuant to the Stock Purchase Agreement (the "Purchase Shares") and although containing provisions that refer to the Stock Purchase Agreement, are detachable warrants and, accordingly, are exercisable and transferable (subject to compliance with Section 8, if applicable) without presentation of any of the Purchase Shares.

               Certain terms used in this Warrant are defined in Section 14.

SECTION 1. EXERCISE OF WARRANT

               Section 1.1 Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, with the form of subscription at the end hereof or a reasonable facsimile thereto duly executed by such holder, to the Company at the office or agency maintained by the Company pursuant to Section 12,

                      (a) accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount (the "Exercise Price") obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription (or such reasonable facsimile) by (ii) $16.75, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) determined as provided in Section 2; or

                      (b) accompanied by a notice to exercise its Cashless Exercise Right (as defined herein). The holder hereof shall have the right to require the Company to reduce the number of shares of Common Stock to be received by such holder in lieu of paying the Exercise Price (the "Cashless Exercise Right"). If the Cashless Exercise Right is exercised, the holder shall not be obligated to pay the Exercise Price and the Company shall deliver to such holder (without payment by such holder of any of the Exercise Price) the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) determined by Section 2 reduced by that number of shares of Common Stock (or Other Securities) equal to the quotient obtained by dividing (i) the Exercise Price by (ii) the Market Price of one share of Common Stock (or Other Securities) on the Business Day next preceding the date of exercise of the Cashless Exercise Right; or

                      (c) accompanied by a notice to exercise its In-Kind Exercise Right (as defined herein). The holder shall have the right to pay the Exercise Price with shares of Common Stock (the "In-Kind Exercise Right") that either accompany the notice or are acquired concurrently therewith pursuant to paragraph (a), (b) or this paragraph (c). For purposes of this paragraph, any share of Common Stock used to pay the Exercise Price shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day next preceding the date of exercise of the In-Kind Exercise Right.

               Section 1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered as provided in Section 1.1, and immediately prior to the close of business on such Business Day the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

               Section 1.3 Delivery of Stock Certificate, etc. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                      (a) a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction (calculated to the nearest 1/100th of a share) of the Market Price of one full share on the Business Day next preceding the date of such exercise, and

                      (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

               Section 1.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Company shall fail to make any such written acknowledgment, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

               Section 1.5 Compliance with Law, etc. Each exercise of this Warrant shall at all times be subject to the provisions of any applicable law relating to the rights of non-citizens of the United States of America or other classes of Persons to own shares of the Company.

SECTION 2. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANT

               Section 2.1 General; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon the exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by the fraction of which (a) the numerator is $16.75 and (b) the denominator is the Warrant Price (as defined below in this Section 2.1) in effect on the date of such exercise. If a holder exercises a Cashless Exercise Right, the number of shares of Common Stock such holder shall be entitled to receive upon exercise of the warrant shall be reduced in accordance with Section 1.1(b). The "Warrant Price" per share of Common Stock shall initially be $16.75, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

               Section 2.2 Adjustment of Warrant Price.

               Section 2.2.1 In case the Company, at any time or from time to time after the Closing Date shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to SectionSection 2.3 or 2.4) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

               (a) the numerator of which shall be the number of shares of Common Stock outstanding, which number shall for purposes of this
        Section 2.2.l(a) include the Common Stock Deemed to be Outstanding, immediately prior to such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

               (b) the denominator of which shall be the number of shares of Common Stock outstanding, which number shall for purposes of this
        Section 2.2. l(b) include the Common Stock Deemed to be Outstanding, immediately after such issue or scale;

provided, however, that for the purposes of this Section 2.2.1, treasury shares shall not be deemed to be outstanding; and provided, further, that if any such Additional Shares of Common Stock are issued pursuant to a binding agreement entered into prior to the date of issuance of such shares and the per share consideration to be paid by the purchaser for each such Additional Share of Common Stock under such agreement is at least eighty-five percent (85%) of the Market Price per share of Common Stock on the Business Day next preceding the date such agreement is entered into by the parties thereto, then no adjustment shall be made to the Warrant Price pursuant to this Section 2.2.1.

               Section 2.2.2 In case the Company, at any time or from time to time after the Closing Date, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization, merger or consolidation in which the Company is the continuing or resulting corporation, or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock for which an adjustment has been made pursuant to Section 2.2.1 hereof and (b) regular periodic cash dividends declared out of earned surplus of the Company in an aggregate amount not greater than fifty cents ($.50) per share of Common Stock per annum (as adjusted for any stock split, combination, reclassification or similar events with respect to the Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of the Persons entitled to receive such dividend or distribution shall be adjusted, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

                      (i) the numerator of which shall be the Current Market
               Price in effect on such record date less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock; and

                      (ii) the denominator of which shall be such Current Market
               Price.

               Section 2.3 Options and Convertible Securities. In case the Company, at any time or from time to time after the Closing Date, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options (other than those provided for and reserved pursuant to the Stock Option Plan as of the date of the original issuance of this Warrant) or Convertible Securities, then, and in each such case, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined in accordance with Section 2.5) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) upon the expiration (or purchase by the Company and cancellation) of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation, as the case may be), be recomputed as if:

                      (i) in the case of Convertible Securities or Options for
               Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                      (ii) in the case of Options for Convertible Securities,
               only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (in accordance with Section 2.5) upon the issue or sale of the Convertible Securities in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

               (d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

               Section 2.4 Stock Dividends, Stock Splits. etc. In case the Company, at any time or from time to time after the Closing Date, shall declare or pay any dividend on the Common Stock or any other security, payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to the payment of such dividend or effectiveness of such subdivision shall be proportionately reduced
(a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

               Section 2.5 Computation of Consideration. For the purposes of this Section 2:

               (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                      (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, before deducting any expenses paid or incurred by the Company and all commissions and compensation paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                      (ii) insofar as it consists of property (including
               securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company; and

                      (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, by the applicable proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

               (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                      (i) the total amount, if any, received and receivable by
               the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible

               Securities, in each case computing such consideration as provided in the foregoing subdivision (a),

                      by

                      (ii) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               and

               (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to stock dividends and stock splits, shall be deemed to have been issued for no consideration.

               Section 2.6 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any other issuer or Person), the computations, adjustments and readjustments provided for in this Section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of the dilution of the purchase rights granted by the Warrants.

               Section 2.7 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               Section 2.8 Other Adjustments. Adjustments shall also be made at the times and under the circumstances specified in Sections 3 and 4.

               Section 2.9 Determinations by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant shall be made in good faith with due regard to the interests of the holder of this Warrant, and in accordance with good financial practice.

SECTION 3. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS,
           REORGANIZATION, ETC.

               In case the Company, after the Closing Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock of other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2), then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 3, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in
Section 2 and this Section 3; provided, however (and the Company covenants), that (1) the Company shall not effect any of the transactions described in clauses (a) through (c) above with any Person other than a corporation, and that
(2) the Company shall not effect any of the transactions described in clauses
(a) through (d) above unless, immediately after the date of the consummation of such transaction, the Acquiring Corporation or its Parent is required to file, and in each of its three fiscal years immediately preceding the date of the consummation of such transaction has filed, reports with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act. In the event that the Acquiring Corporation fulfills the requirements contained in the immediately preceding proviso, then, if the holder of this Warrant shall elect (or shall be deemed to elect) to receive common stock pursuant to clause (b) above, such holder shall be entitled to receive, upon the basis stated in such clause (b), the common stock of the Acquiring Corporation and not of its Parent. Notwithstanding anything contained herein to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) above unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise hereof shall assume, by written instrument delivered and satisfactory to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions, such holder may be entitled to purchase, and such Person shall have furnished to the holder hereof an opinion of counsel for such Person, which counsel shall be satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of Section 2 and this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon the exercise hereof.

SECTION 4. OTHER DILUTIVE EVENTS

               In case any event shall occur as to which the provisions of
Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular independent auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

SECTION 5. NO DILUTION OR IMPAIRMENT

               The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, free from preemptive rights, fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's charter and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

SECTION 6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS

               In the case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and cause independent public accountants of recognized national standing selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant, and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing how it was calculated. The Company will also keep copies of all such reports at its principal office and at the office or agency maintained by the Company pursuant to Section 12, and will cause the same to be available for inspection at such offices during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

SECTION 7. NOTICES OF CORPORATE ACTION

               In the event of a proposal by the Company (or of which the Company shall have knowledge) for:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the rate most recently established by the Board of Directors of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation, merger or exchange of shares involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

SECTION 8. RESTRICTIONS ON TRANSFER; REGISTRATION

               Section 8.1 Restrictive Legends. Except as otherwise permitted by this Section 8, the Warrant originally issued pursuant to the Stock Purchase Agreement, each Warrant issued in exchange or substitution for any Warrant pursuant to Section

13, and each Warrant issued upon the registration of transfer of any Warrant, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "This Warrant and any securities acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. This Warrant and such securities may be transferred only upon the fulfillment of the conditions specified in this Warrant."

Except as otherwise permitted by this Section 8, each certificate representing shares of Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the registration of transfer of any shares of such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. Such securities may be transferred only upon the fulfillment of the conditions specified in certain Common Stock Purchase Warrants issued pursuant to the Stock Purchase Agreement, dated as of May 5, 1998, between Superior National Insurance Group, Inc. (the "Company"), Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., and Capital Z Partners, Ltd. and in the Stock Purchase Agreement. A complete and correct copy of the form of such warrants and the Stock Purchase Agreement are available for inspection at the principal office of the Company and will be furnished to the holder of such securities upon written request and without charge."

               Section 8.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 8.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                      (i) If in the opinion of each such counsel the proposed
               transfer may be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the applicable restrictive legend set forth in Section 8.1, unless in the opinion of each such counsel such legend is no longer required to ensure compliance with the Securities Act. If for any reason counsel for the Company (after having been furnished with the information required to be furnished by clause (a) of this
               Section 8.2) shall fail to deliver an opinion to the Company, or the Company shall fail to notify such holder thereof as aforesaid, within 15 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Company), then for all purposes of this Warrant the opinion of counsel for such holder shall be sufficient to authorize the proposed transfer and the opinion of counsel for the Company shall not be required in connection with such proposed transfer; and

                      (ii) If in the opinion of either or both of such counsel
               the proposed transfer may not be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly so notify the holder thereof and such holder shall not be entitled to transfer such Restricted Securities until receipt of a further notice from the Company under clause (i) above or until registration of such Restricted Securities under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this Section 8.2 but subject to the
provisions of the Stock Purchase Agreement, [   ] shall be permitted at any time
or from time to time to transfer any Restricted Securities to a limited number of institutional investors; provided, however, that (w) each such investor represents in writing that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law to the effect that the disposition thereof shall at all times be within the control of such transferee), (x) each such investor agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this
Section 8.2, (y) [    ] delivers to the Company an opinion of [Paul, Weiss,
Rifkind, Wharton & Garrison] or in-house counsel for [    ], or other counsel
satisfactory to the Company, stating that such transfer may be effected without
registration under the Securities Act, and (z) [   ] delivers to the Company, at
least 10 days prior to such transfer, the name of the counsel who will deliver the opinion referred to in clause (y) above. The Company will pay the reasonable fees and disbursements of counsel (other than in-house counsel) for any holder of Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 8.2 and pursuant to Section 8.3.

               Section 8.3 Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Warrants and Common Stock (or Other Securities) shall cease and terminate as to any particular Warrants or Common Stock (or Other Securities) (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, or when, on the basis of a pertinent Commission rule or regulation promulgated under the Securities Act, or a pertinent "no-action" position taken by the staff of the Commission, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Warrants or Common Stock (or Other Securities), the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 8.1.

SECTION 9. AVAILABILITY OF INFORMATION

               If and so long as the Company is a Public Company, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act and will comply with all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by affiliates. The Company will also cooperate with each holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by affiliates. The Company will deliver to each holder of a Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange, or with the Commission.

SECTION 10. RESERVATION OF STOCK, ETC.

               The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants and free from preemptive rights, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants at the time outstanding. All such shares (and any such Other Securities consisting of shares of capital stock) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof. Any such Other Securities (other than shares of capital stock) shall be duly authorized and, when issued upon such exercise, shall be validly issued and legally binding obligations, enforceable in accordance with their terms, with no liability on the part of the holders thereof. Without limiting the generality of the foregoing, if any shares of Common Stock (or Other Securities) required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares (or Other Securities) may be issued upon exercise of this Warrant, the Company will at its expense, as expeditiously as possible, cause such shares (or Other Securities) to be duly registered or approved, as the case may be. The Company, in addition, will review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether, as a result of any action taken by the Company or any officer of the Company, any holder of a Warrant is or shall have become, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Securities Exchange Act) as shall cause such holder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Securities Exchange Act or any comparable federal statute, and the Company will give prompt written notice to such holder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such holder is or has become such a holder because of such action, which notice shall also specify the information upon which the Company bases such determination; provided, however, that the Company need give such notice only once in each fiscal year to any holder whose percentage of beneficial ownership of any class of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice.

SECTION 11. LISTING ON SECURITIES EXCHANGES

               The Company will list on each national securities exchange (or the Nasdaq National Market System) on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on each national securities exchange (or the Nasdaq National Market System), and will maintain such listing of, any Other Securities if at the time any securities of the same class shall be listed on such national securities exchange (or the Nasdaq National Market System) by the Company.

SECTION 12. MAINTENANCE OF OFFICE OR AGENCY

               The Company will maintain an office or agency in Los Angeles County, California where books for the registration and registration of transfer of the Warrants will be kept and where the Warrants may be presented for exercise, registration of transfer, exchange and replacement pursuant to the provisions hereof. The principal office of the Company shall be such office or agency unless the Company, by at least 10 days' prior written notice to each holder of any Warrants, shall designate the principal office of a law firm or a bank or trust company in such city or area as such office or agency, in which case the principal office of such other law firm or bank or trust company shall thereafter be such office or agency.

SECTION 13. OWNERSHIP, REGISTRATION OF TRANSFER, EXCHANGE AND SUBSTITUTION OF
            WARRANTS

               Section 13.1 Ownership of Warrants. Until due presentment for registration of transfer as permitted by Section 8, the Company may treat the Person in whose name any Warrant is registered on the register kept at the office or agency of the Company maintained pursuant to Section 12 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to the foregoing provisions and to Section 8, a Warrant, if properly assigned, may be exercised by the assignee without first having a new Warrant issued.

               Section 13.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange (for the purpose of combination of Warrants, split-up of Warrants or any other purpose) at the office or agency maintained by the Company pursuant to
Section 12, the Company at its expense will (subject to compliance with Section 8, if applicable) promptly execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered, and thereupon the old Warrant shall be canceled.

               Section 13.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than [ ] or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, surrender of such Warrant for cancellation at the office or agency maintained by the Company pursuant to Section 12, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

               Section 13.4 Expenses. The Company will pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery from time to time of Warrants.

SECTION 14. DEFINITIONS

               For all purposes of this Warrant, the following definitions shall apply (the definitions to be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Warrant):

               "Acquiring Corporation" means the continuing or surviving corporation in a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock (or Other Securities) is (or are) changed into or exchanged for stock or other Securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

               "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to SectionSection
2.3 or 2.4, deemed to be issued) by the Company after the Closing Date, whether subsequently reacquired or retired) by the Company, other than shares issued, upon the exercise of the Warrants.

               "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in Los Angeles, California or in the Borough of Manhattan in The City of New York, New York.

               "Cashless Exercise Right" has the meaning set forth in Section
1.1 of this Warrant.

               "Closing Date" means the date of original issuance and delivery of the Warrants being ________, 1998.

               "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Common Stock" means the Common Stock, $0.01 par value, of the Company as constituted on the Closing Date, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

               "Common Stock Deemed to be Outstanding" means all shares of Common Stock that (a) can be acquired upon the conversion of any then outstanding shares of Convertible Securities, (b) can be purchased upon the exercise of any then outstanding rights, Options or warrants including, but not limited to, these Warrants and all Options issued or available for issuance under the Stock Option Plan or (c) can be acquired upon the conversion of any Convertible Securities that can be purchased upon the exercise of any then outstanding rights, Options or warrants.

               "Company" has the meaning set forth in the opening paragraph of this Warrant, and any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

               "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               "Current Market Price" on any date of determination means the average of the daily Market Price per share of Common Stock during the period of the 20 consecutive days on which national securities exchanges were open for trading, ending on the day immediately preceding such date of determination; provided, however, that if and so long as there shall be no exchange or over-the-counter market for the Common Stock, the Current Market Price shall be deemed to be the greater of the Warrant Price on the date of determination or such price, if any, at which the most recent issue and sale by the Company of Common Stock in a good faith arm's-length transaction has been effected.

               "Exercise Price" has the meaning set forth in Section 1.1 of this Warrant.

               "Expiration Date" has the meaning set forth in Section 19 of this Warrant.

               "Market Price" per share of Common Stock on any date of determination means (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices on such date as shown by the Nasdaq National Market System, or, if such notices are not at the time so shown, as determined in good faith by any member of the National Association of Securities Dealers, Inc. selected by the Company and satisfactory to the holder of this Warrant; provided, however, that if and so long as there shall be no exchange or over-the-counter market for the Common Stock, the Market Price shall be deemed to be the greater of the Warrant Price on the date of determination or such price, if any, at which the most recent issue and sale by the Company of Common Stock in a good faith arm's-length transaction has been effected.

               "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

               "Parent" means as to any Acquiring Corporation, any corporation which (a) controls the Acquiring Corporation directly or indirectly through one or more intermediaries, (b) is (or, if not required to file such reports, would, if so required, be) required to include the Acquiring Corporation in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K under the Securities Exchange Act and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

               "Persons" means individuals, corporations, partnerships (including "joint ventures"), trusts, estates, unincorporated organizations and governments (including political subdivisions), authorities and agencies.

               "Public Company" means the Company, if and so long as the Common Stock is "held of record" (within the meaning of Rule 12g5-1, as promulgated by the Commission under the Securities Exchange Act and in effect on ____________,
1998) by 500 or more Persons, and a registration statement with respect thereto is effective under Section 12 of the Securities Exchange Act.

               "Purchase Shares" has the meaning set forth in the second opening paragraph of this Warrant.

               "Restricted Securities" means (a) any Warrants bearing the applicable legend set forth in Section 8.1, (b) any shares of Common Stock (or Other Securities) which have bean issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1.

               "Securities Act" means the Securities Act of 1933, or any similar federal statute replacing said statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute replacing said statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Stock Option Plan" means, collectively, all equity incentive plans or arrangements for employees, directors or consultants of the Company which, in each case, are approved by the Board of Directors of the Company.

               "Stock Purchase Agreement" has the meaning set forth in the second opening paragraph of this Warrant.

               "Transfer" means, with respect to any Restricted Securities, any sale, assignment, pledge or other disposition thereof, or of any interest therein, which could constitute a "sale" thereof, as that term is defined in
Section 2(3) of the Securities Act.

               "Warrant Price" shall have the meaning specified in Section 2.1.

               "Warrants" has the meaning set forth in the second opening paragraph of this Warrant.

SECTION 15. REMEDIES

               The Company hereby expressly acknowledges and stipulates to the understanding of the holder of this Warrant that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and agrees that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

SECTION 16. NO RIGHTS OR LIABILITIES AS STOCKHOLDER

               Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company, and nothing shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 17. NOTICES

               All notices and other communications provided for herein shall be mailed by first class mail, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of holder as set forth in the register kept at the office or agency maintained by the Company pursuant to Section 12, or (b) if to the Company, at its principal office, being an that date of original issuance of this Warrant 26601 Agoura Road, Calabasas, California 91302, or at such other address of the principal office of the Company of which the Company shall have given notice to each holder of any Warrants in writing; provided, however, that the exercise of any Warrant shall be effective if effected in the manner provided in Section 1.

SECTION 18. MISCELLANEOUS

               This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought. THIS WARRANT AND THE STOCK PURCHASE AGREEMENT ARE TO BE GOVERNED BY AND TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE. The headings in this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

SECTION 19. EXPIRATION

               The right to exercise this Warrant shall expire at 5:00 p.m. Pacific Time, on __________, 2003 (or, if such date shall not be a Business Day, on the next day that is a Business Day) (the "Expiration Date").

               On the 30th day prior to the Expiration Date, the Company shall give written notice of the expiration of this Warrant to the holder hereof. In the event the Company fails to give such written notice, the right to exercise this Warrant shall be extended to 5:00 p.m. Pacific time on the 30th day following the date on which such written notice is given (or, if such date shall not be a Business Day, on the next day that is a Business Day).

                                       SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                               SUBSCRIPTION NOTICE

SUPERIOR NATIONAL INSURANCE GROUP, INC.

               The undersigned, the registered holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ___________________ shares of the Common Stock covered by said Warrant and [herewith makes payment in full therefor of $_______________ by certified or official bank check payable to the order of the Company] [hereby exercises its Cashless Exercise Right] and requests that (a) certificates for such shares (and any Other Securities issuable upon such exercise) be issued in the name of and delivered to ___________________________
________________________, whose address is _________________, and (b) if such shares (or Other Securities) shall not include all of the shares (or Other Securities) issuable as provided in said Warrant, then a new Warrant of like tenor and date for the balance of the shares (or Other Securities) issuable thereunder be delivered to the undersigned.


                                       -----------------------------------------
                                                  Signature guaranteed:

Dated:
                                       -----------------------------------------

                                   ASSIGNMENT

               For Value Received, the undersigned registered owner hereby sells, assigns and transfers unto ________________________, the rights represented by the foregoing Warrant of Superior National Insurance Group, Inc., and appoints ___________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


                                       -----------------------------------------
                                                  Signature guaranteed:

Dated:
                                       -----------------------------------------

                                   EXHIBIT C

                   FORM OF AMENDED AND RESTATED REGISTRATION
                                RIGHTS AGREEMENT

                                                                       EXHIBIT C


================================================================================


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                                      among


                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,

                            INSURANCE PARTNERS, L.P.,

                  INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.,

                                       and

                            CAPITAL Z PARTNERS, LTD.


                              Dated: _______, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1.    Definitions..................................................................    2

2.    General; Securities Subject to this Agreement................................    5
      (a)      Grant of Rights.....................................................    5
      (b)      Registrable Securities..............................................    5
      (c)      Holders of Registrable Securities...................................    5

3.    Demand Registration..........................................................    6
      (a)      Request for Demand Registration.....................................    6
      (b)      Limitation on Demand Registrations..................................    6
      (c)      Effective Demand Registration.......................................    7
      (d)      Expenses............................................................    7
      (e)      Underwriting Procedures.............................................    7
      (f)      Selection of Underwriters...........................................    8

4.    Incidental or "Piggy-Back" Registration......................................    8
      (a)      Request for Incidental Registration.................................    8
      (b)      Reduction in Registrable Securities to be Registered................    9
      (c)      Expenses............................................................   10

5.    Holdback Agreements..........................................................   10
      (a)      Restrictions on Public Sale by Designated Holders...................   10
      (b)      Restrictions on Public Sale by the Company..........................   10

6.    Registration Procedures......................................................   11
      (a)      Obligations of the Company..........................................   11
      (b)      Seller Information..................................................   13
      (c)      Preparation; Reasonable Investigation...............................   13
      (d)      Notice to Discontinue...............................................   14

7.    Indemnification; Contribution................................................   14
      (a)      Indemnification by the Company......................................   14
      (b)      Indemnification by Designated Holders...............................   15
      (c)      Conduct of Indemnification Proceedings..............................   16
      (d)      Other Indemnification...............................................   17
      (e)      Contribution........................................................   17
      (f)      Insurance...........................................................   17

8.    Rule 144.....................................................................   18

9.    Miscellaneous................................................................   18

                                                                                     Page
                                                                                     ----
      (a)      Recapitalizations, Exchanges, etc...................................   18
      (b)      No Inconsistent Agreements..........................................   18
      (c)      Remedies............................................................   19
      (d)      Amendments and Waivers..............................................   19
      (e)      Notices.............................................................   19
      (f)      Successors and Assigns; Third Party Beneficiaries...................   21
      (g)      Counterparts........................................................   21
      (h)      Headings............................................................   21
      (i)      GOVERNING LAW.......................................................   21
      (j)      Severability........................................................   21
      (k)      Entire Agreement....................................................   21
      (l)      Further Assurances..................................................   22

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

           AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated ________, 1998 (this "Agreement"), among Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), Insurance Partners, L.P., a Delaware limited partnership ("IP"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda") and Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z" and, together with IP and IP Bermuda, "Insurance Partners").

           WHEREAS, pursuant to the Amended and Restated Stock Purchase Agreement, dated as of September 17, 1996, as amended and restated effective as of February 17, 1997 (the "Stock Purchase Agreement"), by and among the Company, IP, IP Bermuda and such other persons or entities that executed the form of subscription agreement attached thereto as Exhibit A, pursuant to which the Company agreed to, among other things, issue and sell to (a) IP, and IP agreed to purchase from the Company, an aggregate of 1,369,856 shares of Common Stock and (b) IP Bermuda, and IP Bermuda agreed to purchase from the Company, an aggregate of 754,978 shares of Common Stock;

           WHEREAS, pursuant to the Stock Purchase Agreement, dated as of May 5, 1998 (the "New Stock Purchase Agreement"), by and among the Company, IP, IP Bermuda and Cap Z, pursuant to which the Company has agreed to, among other things, issue and sell to (a) IP, and IP has agreed to purchase from the Company, up to an aggregate of 3,737,504 shares of Common Stock; (b) IP Bermuda, and IP Bermuda has agreed to purchase from the Company, up to an aggregate of 1,516,227 shares of Common Stock; and (c) Cap Z, and Cap Z has agreed to purchase from the Company, up to an aggregate of 6,686,567 shares of Common Stock; and

           WHEREAS, in order to induce each of IP and IP Bermuda to purchase shares of Common Stock pursuant to the Stock Purchase Agreement (in the aggregate, the "Original Shares"), the Company granted certain registration rights as set forth in the Registration Rights Agreement, dated April 11, 1997 (the "Original Agreement"), among the Company, IP and IP Bermuda; and

           WHEREAS, in order to induce each of IP, IP Bermuda and Cap Z to purchase shares of Common Stock pursuant to the New Stock Purchase Agreement (in the aggregate, the "New Shares" and, together with the Original Shares, the "Shares"), the Company has agreed to grant registration rights with respect to the Registrable

Securities (as hereinafter defined) and to modify the Original Agreement, in each case as set forth in this Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and notwithstanding anything to the contrary contained in the Original Agreement, the Original Agreement is hereby amended and restated in its entirety as follows:

           1. Definitions. As used in this Agreement the following terms have the meanings indicated:

                "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                "Approved Underwriter" has the meaning set forth in Section
3(f).

                "Cap Z" has the meaning assigned to such term in the recitals to this Agreement.

                "CentreLine" means CentreLine Reinsured Limited, a Bermuda corporation.

                "CentreLine Warrant" means the Common Stock Purchase Warrant, dated as of June 30, 1994, issued by the Company to CentreLine pursuant to the Preferred Securities Purchase Agreement, dated as of June 30, 1994, by and between the Company, Superior National Capital Holding Corporation, Superior National Capital, L.P. and Centre Reinsurance Services (Bermuda) III Limited.

                "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                "Company" has the meaning assigned to such term in the recital to this Agreement.

                "Company indemnified party" has the meaning set forth in
Section 7(b).

                "Demand Registration" has the meaning set forth in Section 3(a).

                "Designated Holder" means each of the Insurance Partners Stockholders and any transferee thereof to whom Registrable Securities have been transferred in accordance with Section 9(f).

                "Designated indemnified party" has the meaning set forth in
Section 7(a).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "IIA" means International Insurance Advisors, Inc., a Delaware corporation.

                "III" means International Insurance Investors, L.P., a Bermuda limited partnership.

                "Incidental Registration" has the meaning set forth in Section 4(a).

                "indemnified party" has the meaning set forth in Section 7(c).

                "Initiating Holder" has the meaning set forth in Section 3(a).

                "Insurance Partners" has the meaning assigned to such term in the recitals to this Agreement.

                "Insurance Partners Stockholders" means each of IP, IP Bermuda, Cap Z, ZCI, any Affiliate thereof to whom or which Registrable Securities are transferred and, in the case of Cap Z, any partnership of which Cap Z is, directly or indirectly, the general partner and any limited liability company of which Cap Z is, directly or indirectly, the managing member, in each case, to whom or which Registrable Securities are transferred.

                "IP" has the meaning assigned to such term in the recitals to this Agreement.

                "IP Bermuda" has the meaning assigned to such term in the recitals to this Agreement.

                "New Shares" has the meaning assigned to such term in the recitals to this Agreement.

                "New Stock Purchase Agreement" has the meaning assigned to such term in the recitals to this Agreement.

                "1992 Common Stock Purchase Warrants" means each of the Common Stock Purchase Warrants, dated as of March 31, 1992, issued by the Company pursuant to the Note Purchase Agreement, dated as of March 31, 1992, among the Company and the purchasers listed on Schedule I thereto.

                "1998 Common Stock Purchase Warrants" means each of the Common Stock Purchase Warrants, dated as of _______, 1998, issued by the Company pursuant to the New Stock Purchase Agreement.

                "Original Agreement" has the meaning assigned to such term in the recitals to this Agreement.

                "Original Shares" has the meaning assigned to such term in the recitals to this Agreement.

                "Other Rightholders" has the meaning set forth in Section 3(a).

                "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                "Registrable Securities" means each of the following: (a) any and all Shares owned by the Designated Holders and (b) any shares of Common Stock issued or issuable to any of the Designated Holders (i) upon conversion, exercise or exchange of the 1998 Common Stock Purchase Warrants or (ii) with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof.

                "Registration Expenses" means all expenses arising from or incident to the Company's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing and listing fees; all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of Registrable

Securities); all printing, messenger and delivery expenses; the fees and disbursements of counsel for the Company and its independent public accountants; the fees and disbursements of one firm of counsel (other than in-house counsel) retained by the holders of Registrable Securities being registered; the expenses of any special audits required by or incident to such performance and compliance; and any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of this Agreement; provided, however, that Registration Expenses shall not include underwriting discounts and commissions and transfer taxes, if any; and provided further, that in any case where Registration Expenses are borne by the holders pursuant to
Section 3(d), Registration Expenses shall not include general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business.

                "Registration Statement" means a registration statement filed pursuant to the Securities Act.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Shares" has the meaning assigned to such term in the recitals to this Agreement.

                "Stock Purchase Agreement" has the meaning assigned to such term in the recitals to this Agreement.

                "Subsidiary" has the meaning set forth in Section 6(c).

                "ZCI" means Zurich Centre Investments Ltd.

           2. General; Securities Subject to this Agreement.

                (a) Grant of Rights. The Company hereby grants registration rights to the Insurance Partners Stockholders upon the terms and conditions set forth in this Agreement.

                (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of Registrable Securities proposed to be sold in a single sale by a Designated Holder, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and the Designated Holder is not then an Affiliate of the Company, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

           3. Demand Registration.

                (a) Request for Demand Registration. At any time any of the Insurance Partners Stockholders (the "Initiating Holders") shall be entitled to request in writing that the Company use its best efforts to effect the registration under the Securities Act, and under the securities or "blue sky" laws of any jurisdiction designated by such Initiating Holders, of all or part of such Initiating Holders' Registrable Securities in accordance with this
Section 3 (a "Demand Registration"). Any such request for a Demand Registration shall specify the amount of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon receiving a request for a Demand Registration, the Company will promptly, but in no event more than 10 days after the receipt from the Initiating Holders of a request for a Demand Registration, give written notice of such Demand Registration to (i) all of the Insurance Partners Stockholders (other than the Initiating Holders), (ii) all holders of
(x) the 1992 Common Stock Purchase Warrants, (y) the CentreLine Warrant and (z) the 1998 Common Stock Purchase Warrants, and (iii) in the event that any Insurance Partners Stockholder distributed Registrable Securities to its partners or members, all such partners and members (the "Other Rightholders"), and thereupon will, as provided in Section 6, use its best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested by the Initiating Holders to register and (ii) all other shares of Common Stock which the Company has been requested in writing to register by such Insurance Partners Stockholders and Other Rightholders (which requests shall specify the number of shares of Common Stock proposed to be sold and the intended method of disposition thereof and shall be given to the Company within 30 days after the giving of such written notice of the Demand Registration by the Company).

                (b) Limitation on Demand Registrations. Notwithstanding anything to the contrary set forth in Section 3(a), the Company shall not be obligated to file a Registration Statement with respect to a Demand Registration upon a request by the Initiating Holders under Section 3(a) if (i) the Company has any other Registration Statement on file but not yet declared effective, (ii) the Company has filed any other Registration Statement that has an effective date within a period of 180 days prior to the filing of the Registration Statement with respect to the Demand Registration, or (iii) Registrable Securities having an anticipated aggregate net offering price of less than $7,500,000 are to be registered in such Demand Registration.

                (c) Effective Demand Registration. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 180 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

                (d) Expenses. The Company will pay all Registration Expenses in connection with (i) two Demand Registrations of which IP or IP Bermuda were Initiating Holders and (ii) two Demand Registrations of which Cap Z was an Initiating Holder, under this Section 3 that either become effective under the Securities Act or are withdrawn prior to the effective date thereof; provided however, that any withdrawal prior to the effective date of a Demand Registration as the result of the actions of any Person or Persons other than the Initiating Holders, or based upon material adverse information relating to the Company that is different from the information known by or available (upon request from the Company or otherwise) to the Initiating Holders at the time of their request for a Demand Registration under this Section 3, shall not diminish the number of registrations in connection with which the Company agrees to pay Registration Expenses; and provided further, that if such withdrawal is the result of the actions of the Initiating Holders, then such Initiating Holders may in their sole and unlimited discretion elect to bear the Registration Expenses of such Demand Registration, in which case such registration shall not be counted as a Demand Registration pursuant to this Section 3. In the event that the Initiating Holders elect to bear the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with any Demand Registration requested under this Section 3, such Registration Expenses shall be apportioned among the holders whose shares of Common Stock are then being registered, on the basis of the respective amounts (by number of shares) of Common Stock then being registered by them or on their behalf.

                (e) Underwriting Procedures. If the Initiating Holders so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwriting, none of the Registrable Securities held by any of the Insurance Partners Stockholders (other than the Initiating Holders) or shares of Common Stock held by any Other Rightholders making a request for inclusion thereof pursuant to Section 3(a) shall be included in such underwriting unless such Insurance Partners Stockholders or Other Rightholders, as the case may be, accept the terms of the underwriting as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering. If the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of Common Stock requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Common Stock that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce, as to the Initiating Holders, the Insurance Partners Stockholders (other than the Initiating Holders) and the Other Rightholders as a group, the amount of Common Stock to be included in such registration, pro rata within such group based on the number of Registrable Securities and other shares of Common Stock included in the request for registration pursuant to Section 3(a).

                (f) Selection of Underwriters. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all such Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

           4. Incidental or "Piggy-Back" Registration.

                (a) Request for Incidental Registration. If the Company, at any time or from time to time, proposes to register any of its shares of Common Stock for its own account under the Securities Act (other than a registration of shares of Common Stock solely in connection with any plan for the acquisition of shares of Common Stock by employees of the Company or any dividend reinvestment plan, and other than a registration of shares of Common Stock, the Registration Statement pertaining to which does not permit secondary sales or include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities), then it will at each such time give written notice (given at least 30 days prior to the proposed filing date) describing the proposed registration and distribution to each of the Designated Holders of its intention to do so and, upon the written request of each of the Designated Holders, made within 30 days after the receipt of any such notice (which request shall specify the amount of Registrable Securities proposed to be sold by such Designated Holder and the intended method of disposition thereof), the Company will, as provided in Section 6, use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register by the Designated Holders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered (each, an "Incidental Registration"); provided, however, that if, at any time after giving written notice of its intention to register any of its shares of Common Stock and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register such shares of Common Stock, the Company may, at its election, give written notice of such determination to each of the Designated Holders and, thereupon, shall be relieved from its obligation to register any Registrable Securities in connection with such Incidental Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Insurance Partners Stockholder to request that such registration be effected as a Demand Registration under Section 3. In connection with any Incidental Registration under this Section 4(a) involving an underwriter, or a distribution with the assistance of a selling agent, the right of any Designated Holder to participate in such Incidental Registration shall be conditioned upon such Designated Holder's participation in such underwriting or distribution.

                (b) Reduction in Registrable Securities to be Registered. Not withstanding anything to the contrary set forth in Section 4(a), if a proposed Incidental Registration is for a registered public offering involving an underwriting and the representative of the underwriters advises the Company in writing that the registration of all or part of the shares of Common Stock to be underwritten in such Incidental

Registration would materially adversely effect such offering, then the Company shall so advise the Designated Holders and any other holders of shares of Common Stock requesting registration in such Incidental Registration, and the number of shares of Common Stock that are entitled to be included in the Incidental Registration shall be allocated (i) first, to the Company for shares of Common Stock being sold for its own account, (ii) second, among the Designated Holders and any other holders of shares of Common Stock entitled to "incidental" registration rights and requesting inclusion of shares of Common Stock in such Incidental Registration, pro rata on the basis of the number of shares of Common Stock requested to be included in such Incidental Registration, and (iii) third, any other shares of Common Stock requested to be included in such Incidental Registration; provided, however, that if any Insurance Partners Stockholder or Other Rightholder does not request inclusion of the maximum number of shares of Common Stock allocated to it pursuant to the foregoing procedure, then the remaining portion of its allocation shall be reallocated among those Insurance Partners Stockholders and Other Rightholders whose allocations were not satisfied on the basis of the number of shares of Common Stock requested to be included in such Incidental Registration, and this procedure shall be repeated until all of the shares of Common Stock that may be included in the registration on behalf of the Insurance Partners Stockholders and the Other Rightholders have been so allocated. The Company shall not limit the number of shares of Common Stock to be included in an Incidental Registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to any stock option plan, or in order to include in such registration securities registered for the Company's own account.

           If any shares of Common Stock are withdrawn from the Incidental Registration or if the number of shares of Common Stock to be included in such Incidental Registration was previously reduced as a result of marketing factors, then the Company shall then offer to all Persons who have retained the right to include Common Stock in the Incidental Registration the right to include additional shares of Common Stock in the registration in an aggregate amount equal to the number of shares of Common Stock so withdrawn, with such shares of Common Stock to be allocated among the Persons requesting additional inclusion pro rata in accordance with the terms of this Section 4(b).

                (c) Expenses. The Company shall pay all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective. No Incidental Registration under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration upon request under Section 3(a).

           5. Holdback Agreements.

                (a) Restrictions on Public Sale by Designated Holders. Each of the Designated Holders agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 90 day period beginning on the effective date of such Registration Statement (except as part of such registration), (i) in the case of a non-underwritten public offering, if and to the extent requested by the Company or (ii) in the case of an underwritten public offering, if and to the extent requested by the Approved Underwriter (in the event of a Demand Registration pursuant to Section 3) or the Company's underwriters (in the event of an Incidental Registration pursuant to Section 4(a)), as the case may be.

                (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or Form S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and
(ii) 180 days after the effective date of such Registration Statement.

           6. Registration Procedures.

                (a) Obligations of the Company. If and whenever the Company is requested to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3 and 4, then the Company will promptly use its best efforts to:

                     (i) prepare and (in any event within 90 days after the end of the period within which requests for registration may be given to the Company) file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

                     (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration

      Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition thereof by the seller or sellers thereof set forth in such Registration Statement, but in no event for a period of more than six months (or, with respect to any Registration Statement covering Registrable Securities the distribution of which has been deferred pursuant to Section 4(c), nine months) after such Registration Statement becomes effective;

                     (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of Registrable Securities with more than two copies of such exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                     (iv) register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each seller of Registrable Securities shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                     (v) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                     (vi) notify each seller of any Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                     (vii) advise each seller of Registrable Securities as to the time when such Registration Statement becomes effective and as to the threat of or the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution of any proceedings for that purpose, and use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the removal thereof, if issued;

                     (viii) comply with all applicable rules and regulations of the Commission, and make available to each seller of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                     (ix) list all the Registrable Securities on any securities exchange (or The Nasdaq Stock Market, Inc. or the over-the-counter market) on which similar securities are then listed, if such securities are not already so listed and such listing is then permitted under the rules of such exchange;

                     (x) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

                     (xi) furnish to each seller a signed counterpart, addressed to the sellers, of (x) an opinion of counsel representing the Company for purposes of such registration, dated the effective date of such Registration Statement, and (y) a "comfort letter" signed by the independent public accountants of the Company who have certified the Company's financial statements included in such Registration Statement, in each case, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; provided, however, that the Company shall not be obligated to furnish such accountants' letter except in connection with an underwritten offering.

                (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.

                (c) Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so registered and their underwriters, if any, and their respective counsel and financial advisors, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records (including the books and records of its Subsidiaries (as hereinafter defined)) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that the Company shall not be obligated to give such opportunities and access to any holder of Registrable Securities holding less than 150,000 Registrable Securities other than the Initiating Holders, as a group, requesting a Demand Registration pursuant to
Section 3(a). A "Subsidiary" means, with respect to the Company, a corporation or other entity of which 50% or more of the voting power of the outstanding voting securities or 50% or more of the outstanding equity interests is held, directly or indirectly, by the Company.

                (d) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vi).

           7. Indemnification; Contribution.

                (a) Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to the terms of Section 3 or
Section 4, (i) the Company will indemnify and hold harmless, to the fullest extent permitted by law, each of the Designated Holders and their respective directors, officers, partners, members, trustees, employees, legal counsel, accountants, financial advisors and agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) such Designated Holder or any such directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents (each of the foregoing, a "designated indemnified party") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, to which such designated indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any notification or offering circular, or any amendment or supplement thereto or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Company will reimburse such designated indemnified party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions or proceedings in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, notification or offering circular, or any amendment or supplement thereto or (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information concerning such Designated Holder and furnished to the Company through an instrument duly executed by such Designated Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such designated indemnified party and shall survive the transfer of such securities by any Designated Holder.

                (b) Indemnification by Designated Holders. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to Section 3 or Section 4, that the Company shall have received an undertaking from each Designated Holder selling such Registrable Securities to indemnify and hold harmless the Company, its directors, officers, legal counsel, accountants and financial advisors and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) the Company or any such directors, officers, legal counsel, accountants and financial advisors (each of the foregoing, a "Company indemnified party") against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any statement of a material fact or omission to state a material fact in such Registration Statement, any preliminary prospectus or final prospectus contained therein, any notification or offering circular, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Designated Holder and furnished to the Company through an instrument duly executed by such Designated Holder specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, notification or offering circular, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company indemnified party and shall survive the transfer of such securities by any Designated Holder.

                (c) Conduct of Indemnification Proceedings. Promptly after receipt by any designated indemnified party or Company indemnified party (each, an "indemnified party") of notice of the commencement of any action, suit, proceeding or investigation or threatened thereof in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement, such indemnified party will give written notice thereof to the indemnifying party; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If notice of commencement of any such action is brought against an indemnified party, the indemnifying party may (and, upon request by the indemnified party, will), at its expense, participate in and assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that in the event of any failure by the indemnifying party diligently to assume and conduct such defense, the indemnifying party will pay all costs and expenses (including legal fees and expenses) incurred by such indemnified party in connection with such claim or litigation. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel in writing that either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party. In either of such cases, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                (d) Other Indemnification. Indemnification similar to that specified in this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                (e) Contribution. If the indemnification provided for in this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

                (f) Insurance. In connection with any Demand Registration or Incidental Registration, the Company will provide at its expense a binder or binders of insurance in form satisfactory to the Designated Holders participating in such registration, and, as soon as practicable thereafter, a policy or policies of insurance, insuring each such Designated Holder, and each Person, if any, who controls such Designated Holder within the meaning of the Securities Act and the Exchange Act, for the aggregate amount of the public offering price received for the Registrable Securities disposed of by such Designated Holder (subject to such deductible as is customarily contained in underwriting insurance policies at such time) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission of the character described in this Section 7 in connection with such registration and disposition and which are customarily covered under underwriting insurance policies; provided, however, that the Company shall not be obligated to provide such insurance if it determines in good faith that such insurance is not available on commercially reasonable terms at the time of such registration, and the holders of a majority of the Registrable Securities to be registered reasonably agree.

           8. Rule 144. The Company covenants that it shall file (a) any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any

Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

           9. Miscellaneous.

                (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to (i) the shares of Common Stock and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially similar to this Agreement as a condition of any such transaction.

                (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the registration rights granted in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that are prior in right to or inconsistent with the rights granted in this Agreement. If at any time after the date hereof, any Person other than an Other Rightholder shall advise or give notice to the Company of such Person's exercise of registration rights granted by the Company to such Person prior to the date hereof, the Company shall use its best efforts to cause such Person to acknowledge the registration rights granted pursuant to this Agreement and agree that such Person's registration rights shall not be prior in right to the rights granted in this Agreement.

                (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Insurance Partners Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least 60% of the aggregate number of Registrable Securities owned by all of the Insurance Partners Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders.

                (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                     (i)  if to the Company:

                          Superior National Insurance Group, Inc.
                          26601 Agoura Road
                          Calabasas, California  91302
                          Telecopy:   (818) 880-8615
                          Attention:  Chief Financial Officer

                          with a copy to:

                          Riordan & McKinzie
                          5743 Corsa Avenue, Suite 116
                          Westlake Village, California  91362
                          Telecopy:   (818) 706-2956
                          Attention:  Dana M. Warren, Esq.

                     (ii) if to IP or IP Bermuda

                          c/o Insurance Partners Advisors, L.P.
                          One Chase Manhattan Plaza
                          44th Floor
                          New York, New York  10005
                          Telecopy:   (212) 898-8720
                          Attention:  Steven B. Gruber

                          with a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Telecopy:   (212) 757-3990
                          Attention:  Marilyn Sobel, Esq.

                    (iii) If to Cap Z:

                          Capital Z Partners, Ltd.
                          One Chase Manhattan Plaza
                          44th Floor
                          New York, New York 10005
                          Fax:        (212) 898-8720
                          Attention:  Bradley E. Cooper

                          with a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Telecopy:   (212) 757-3990
                          Attention:  Marilyn Sobel, Esq.

                     (iv) if to any other Designated Holder, at its address as
                          it appears on the record books of the Company.

           All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5)

Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The Demand Registration rights of the Insurance Partners Stockholders contained in Section 3 and the other rights of each of the Insurance Partners Stockholders with respect thereto and the incidental or "piggy-back" registration rights of the Designated Holders contained in Section 4 and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, provided that such transfer was made in compliance with applicable securities laws and such transferee is made a party to this Agreement and, after such transfer, is the holder of not less than 150,000 Registrable Securities. All of the obligations of the Company hereunder shall survive any such transfer. Subject to Section 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein, in the Stock Purchase Agreement and in the New Stock Purchase Agreement. This Agreement supersedes the Original Agreement and all other prior agreements and understandings between the parties with respect to such subject matter.

                (l) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

           IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                       SUPERIOR NATIONAL INSURANCE
                                         GROUP, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       INSURANCE PARTNERS, L.P.

                                       By: Insurance GenPar, L.P., its General
                                           Partner

                                       By: Insurance GenPar MGP, L.P., its
                                           General Partner

                                       By: Insurance GenPar MGP, Inc., its
                                           General Partner


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:  Vice President

                                       INSURANCE PARTNERS OFFSHORE
                                         (BERMUDA), L.P.

                                       By: Insurance GenPar (Bermuda), L.P., its
                                           General Partner

                                       By: Insurance GenPar (Bermuda) MGP,
                                           L.P., its General Partner

                                       By: Insurance GenPar (Bermuda) MGP,
                                           Ltd., its General Partner


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:  Vice President

                                       CAPITAL Z PARTNERS, LTD.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: